NOMURA ASSET ACCEPTANCE CORPORATION,

Depositor

NOMURA CREDIT & CAPITAL, INC.,

Sponsor

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of August 1, 2006

NOMURA ASSET ACCEPTANCE CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-WF1

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II
CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Sponsor and the Master Servicer.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Issuance of the REMIC I Regular Interests.
Section 2.07	Conveyance of the REMIC I Regular Interests; Issuance and Conveyance of the Class X Interest, the Class P Interest, and the Class IO Interest.
Section 2.08	Issuance of the Class R Certificates and the Class R-X Certificates.
Section 2.09	Establishment of Trust.
Section 2.10	Purpose and Powers of the Trust.

ARTICLE III
ADMINISTRATION OF THE MORTGAGE LOANS; ACCOUNTS

Section 3.01	Reserved.
Section 3.02	Reserved.
Section 3.03	Reserved.
Section 3.04	Reserved.
Section 3.05	Reserved.
Section 3.06	Reserved.
Section 3.07	Reserved.
Section 3.08	Reserved.
Section 3.09	Reserved.
Section 3.10	Reserved.
Section 3.11	Reserved.
Section 3.12	Reserved.
Section 3.13	Annual Statement as to Compliance.
Section 3.14	Assessments of Compliance and Attestation Reports.
Section 3.15	Reserved.
Section 3.16	The Trustee.
Section 3.17	REMIC-Related Covenants.
Section 3.18	Annual Sarbanes-Oxley Certification; Additional Information.
Section 3.19	Release of Mortgage Files.
Section 3.20	Reserved.
Section 3.21	Reserved.
Section 3.22	Reserved.
Section 3.23	Reserved.
Section 3.24	Optional Purchase of Defaulted Mortgage Loans.
Section 3.25	Obligations of the Servicer Under Credit Risk Management Agreement.
Section 3.26	Reserved.
Section 3.27	Reserved.
Section 3.28	Reserved.
Section 3.29	Reserved.
Section 3.30	Reserved.
Section 3.31	Distribution Account.
Section 3.32	Permitted Withdrawals and Transfers from the Distribution Account.
Section 3.33	Duties of the Credit Risk Manager; Termination.
Section 3.34	Limitation Upon Liability of the Credit Risk Manager.

ARTICLE IV
ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

Section 4.01	The Master Servicer.
Section 4.02	Monitoring of Servicer.
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 4.07	Standard Hazard Insurance and Flood Insurance Policies.
Section 4.08	Presentment of Claims and Collection of Proceeds.
Section 4.09	Maintenance of the Primary Mortgage Insurance Policies.
Section 4.10	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 4.11	Realization Upon Defaulted Loans.
Section 4.12	Compensation for the Master Servicer.
Section 4.13	REO Property.
Section 4.14	Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

ARTICLE V
ADVANCES AND DISTRIBUTIONS

Section 5.01	Advances.
Section 5.02	Compensating Interest Payments.
Section 5.03	REMIC Distributions.
Section 5.04	Distributions.
Section 5.05	Allocation of Realized Losses.
Section 5.06	Reserved.
Section 5.07	Monthly Statements to Certificateholders.
Section 5.08	REMIC Designations and REMIC Allocations.
Section 5.09	Prepayment Charges.
Section 5.10	Class P Certificate Account.
Section 5.11	Net WAC Reserve Fund.
Section 5.12	Reports Filed with Securities and Exchange Commission.

ARTICLE VI
THE CERTIFICATES

Section 6.01	The Certificates.
Section 6.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 6.04	Persons Deemed Owners.
Section 6.05	Access to List of Certificateholders’ Names and Addresses.
Section 6.06	Book-Entry Certificates.
Section 6.07	Notices to Depository.
Section 6.08	Definitive Certificates.
Section 6.09	Maintenance of Office or Agency.

ARTICLE VII
THE DEPOSITOR AND THE MASTER SERVICER

Section 7.01	Liabilities of the Depositor and the Master Servicer.
Section 7.02	Merger or Consolidation of the Depositor or the Master Servicer.
Section 7.03	Indemnification of the Depositor and Servicing Function Participants.
Section 7.04	Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.
Section 7.05	Reserved.
Section 7.06	Appointment of Special Servicer.
Section 7.07	Limitation on Resignation of the Master Servicer.
Section 7.08	Assignment of Master Servicing.
Section 7.09	Rights of the Depositor in Respect of the Master Servicer.

ARTICLE VIII
DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER

Section 8.01	Events of Default.
Section 8.02	Master Servicer to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders.
Section 8.04	Waiver of Servicer Defaults and Master Servicer Defaults.

ARTICLE IX
CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 9.01	Duties of Trustee and Securities Administrator.
Section 9.02	Certain Matters Affecting the Trustee and Securities Administrator.
Section 9.03	Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Fees and Expenses of Trustee and Securities Administrator.
Section 9.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 9.07	Resignation and Removal of Trustee and Securities Administrator.
Section 9.08	Successor Trustee or Securities Administrator.
Section 9.09	Merger or Consolidation of Trustee or Securities Administrator.
Section 9.10	Appointment of Co-Trustee or Separate Trustee.
Section 9.11	Appointment of Office or Agency.
Section 9.12	Representations and Warranties.
Section 9.13	Tax Matters.

ARTICLE X
TERMINATION

Section 10.01	Termination Upon Liquidation or Repurchase of all Mortgage Loans.
Section 10.02	Final Distribution on the Certificates.
Section 10.03	Additional Termination Requirements.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	Governing Law.
Section 11.04	Intention of Parties.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Assignment.
Section 11.08	Limitation on Rights of Certificateholders.
Section 11.09	Certificates Nonassessable and Fully Paid.
Section 11.10	Intention of the Parties and Interpretation.
Section 11.11	Early Termination of the Cap Contract.

EXHIITS

Exhibit A-1	Form of Class A-[1][2][3][4][5][6] Certificates
Exhibit A-2	Form of Class M-[1][2][3][4] Certificates
Exhibit A-3	Form of Class P Certificates
Exhibit A-4	Form of Class R Certificates
Exhibit A-5	Form of Class X Certificates
Exhibit A-6	Form of Class R-X Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Mortgage Loan Purchase Agreement
Exhibit D	Form of Transfer Affidavit
Exhibit E	Form of Transferor Certificate
Exhibit F	Form of Investment Letter (Non-Rule 144A)
Exhibit G	Form of Rule 144A Investment Letter
Exhibit H	Form of Additional Disclosure Notification
Exhibit I	DTC Letter of Representations
Exhibit J	Schedule of Mortgage Loans with Lost Notes
Exhibit K	Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.6 Revised
Exhibit L	Relevant Servicing Criteria
Exhibit M	Form of Back-Up Certification
Exhibit N	Reporting Responsibility
Exhibit O	Assignment, Assumption and Recognition Agreement
Exhibit P	Cap Contract
Exhibit X-1	Form of Schedule of Default Loan Data
Exhibit X-2	Standard File Layout - Delinquency Reporting
Exhibit X-3	Form of Schedule of Realized Losses/Gains

Schedule I	PMI Coverage Percentage

POOLING AND SERVICING AGREEMENT, dated as of August 1, 2006, among NOMURA ASSET ACCEPTANCE CORPORATION, a Delaware corporation, as depositor (the “Depositor”), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the “Sponsor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC BANK, USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets as set forth in the definition of REMIC I (and exclusive of the Cap Contact and the Net WAC Reserve Fund) subject to this Agreement as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-1 Interest will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC IA Regular Interests. None of the REMIC I Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC I Pass-Through Rate	Assumed Final Maturity Date(1)
LT-AA	$ 334,159,462.12	Variable(2)	June 25, 2036
LT-A1	$ 1,339,550.00	Variable(2)	June 25, 2036
LT-A2	$ 284,800.00	Variable(2)	June 25, 2036
LT-A3	$ 378,860.00	Variable(2)	June 25, 2036
LT-A4	$ 504,230.00	Variable(2)	June 25, 2036
LT-A5	$ 261,490.00	Variable(2)	June 25, 2036
LT-A6	$ 306,700.00	Variable(2)	June 25, 2036
LT-M1	$ 117,640.00	Variable(2)	June 25, 2036
LT-M2	$ 104,000.00	Variable(2)	June 25, 2036
LT-M3	$ 59,670.00	Variable(2)	June 25, 2036
LT-M4	$ 34,100.00	Variable(2)	June 25, 2036
LT-ZZ	$ 3,428,540.86	Variable(2)	June 25, 2036
LT-P	$ 100.00	N/A	June 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class R-2 Interest will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC II created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Maturity Date(1)
Class A-1	$ 133,955,000	Class A-1 Pass-Through Rate	June 25, 2036
Class A-2	$ 28,480,000	Class A-2 Pass-Through Rate	June 25, 2036
Class A-3	$ 37,886,000	Class A-3 Pass-Through Rate	June 25, 2036
Class A-4	$ 50,423,000	Class A-4 Pass-Through Rate	June 25, 2036
Class A-5	$ 26,149,000	Class A-5 Pass-Through Rate	June 25, 2036
Class A-6	$ 30,670,000	Class A-6 Pass-Through Rate	June 25, 2036
Class M-1	$ 11,764,000	Class M-1 Pass-Through Rate	June 25, 2036
Class M-2	$ 10,400,000	Class M-2 Pass-Through Rate	June 25, 2036
Class M-3	$ 5,967,000	Class M-3 Pass-Through Rate	June 25, 2036
Class M-4	$ 3,410,000	Class M-4 Pass-Through Rate	June 25, 2036
Class X Interest	$1,875,042.98 (2)	Class X Pass-Through Rate	June 25, 2036
Class P Interest	$ 100.00	N/A(3)	June 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)
The Class X Interest will not accrue interest on its Certificate Principal Balance, but will accrue interest at the Class X Pass-Through Rate on the Certificate Notional Balance of the Class X Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC I Regular Interests (other than REMIC I Regular Interest LT-P).

(3)	The Class P Interest will not be entitled to distributions in respect of interest.

REMIC III

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class X Interest Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The R-3 Interest will represent the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC III created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class X	$ [ ]	(2)	June 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class X Certificates.

(2)	The Class X Certificates will be entitled to 100% of amounts distributed on the Class X Interest.

REMIC IV

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class P Interest Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The R-4 Interest will represent the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC IV created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class P	$ 100	(2)	June 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.

(2)	The Class P Certificates will be entitled to 100% of amounts distributed on the Class P Interest.

REMIC V

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V”. The R-5 interest will represent the sole class of “residual interests” in REMIC V for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC V created hereunder:

Class Designation	Initial Certificate Notional Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Swap-IO	(2)	(3)	June 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC VI Regular Interest Swap-IO.

(2)	REMIC VI Regular Interest Swap-IO will have not a Certificate Notional Balance but will be entitled to 100% of amounts distributed on the Class IO Interest.
(3)	REMIC VI Regular Interest Swap-IO will be entitled to 100% of amounts distributed on the Class IO Interest.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer.

Account: Either the Distribution Account or the Custodial Account.

Accrual Period: With respect to the Certificates (other than the Class A-1 Certificates), the calendar month immediately preceding such Distribution Date. With respect to the Class A-1 Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. All calculations of interest on the Certificates (other than the Class A-1 Certificates) will be based on a 360-day year consisting of twelve 30-day months. All calculations of interest on the Class A-1 Certificates will be made based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

Additional Disclosure Notification: Has the meaning set forth in Section 5.12 of this Agreement.

Additional Form 10-D Disclosure: Has the meaning set forth in Section 5.12(a) of this Agreement.

Additional Form 10-K Disclosure: Has the meaning set forth in Section 5.12(d) of this Agreement.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Servicer pursuant to the Servicing Agreement or by the Trustee pursuant to Section 5.01.

Aggregate Loan Balance: With respect to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assignment Agreement: Shall mean the Assignment, Assumption and Recognition Agreement, dated as of August 31, 2006, among the Sponsor, the Depositor and the Servicer, pursuant to which the Servicing Agreement was assigned to the Depositor, a copy of which is attached hereto as Exhibit O.

Assumed Final Distribution Date: The Distribution Date in July 2036.

Authorized Servicer Representative: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the Servicer on the Closing Date, as such list may from time to time be amended.

Available Distribution Amount: The sum of the Interest Remittance Amount and Principal Funds, exclusive of amounts pursuant to Section 5.09.

Bankruptcy Code: Title 11 of the United States Code.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Publicly Offered Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of New York, the State of Delaware, the State of Maryland, the State of Minnesota, the city in which any Corporate Trust Office of the Securities Administrator or the Trustee is located or the States in which the Servicer’s servicing operations are located are authorized or obligated by law or executive order to be closed.

Cap Contract: Shall mean the cap contract between the Trustee and the Cap Provider, for the benefit of the Holders of the Class A-1 Certificates attached hereto as Exhibit P.

Cap Provider: Nomura Global Financial Products Inc., or any successor thereto.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-5.

Certificate Notional Balance: With respect to the Class X Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest LT-P) for such Distribution Date. As of the Closing Date, the Certificate Notional Balance of the Class X Certificates is equal to $1,875,043.00.

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any class of Publicly Offered Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.05(f) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses, if any. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

Certificate Register: The register maintained pursuant to Section 6.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certification Parties: Has the meaning set forth in Section 3.18 of this Agreement.

Certifying Person: Has the meaning set forth in Section 3.18 of this Agreement.

Class: All Certificates bearing the same Class designation as set forth in Section 6.01.

Class A-1 Certificate: Any Certificate designated as a “Class A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class A-1 Pass-Through Rate: With respect to any Distribution Date, One-Month LIBOR plus 0.10% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class A-2 Certificate: Any Certificate designated as a “Class A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class A-2 Pass-Through Rate: With respect to any Distribution Date, 5.755% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class A-3 Certificate: Any Certificate designated as a “Class A-3 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class A-3 Pass-Through Rate: With respect to any Distribution Date, 5.769% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class A-4 Certificate: Any Certificate designated as a “Class A-4 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class A-4 Pass-Through Rate: With respect to any Distribution Date, 6.026% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class A-5 Certificate: Any Certificate designated as a “Class A-5 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class A-5 Pass-Through Rate: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date, 6.257% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.757% per annum, in each case, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class A-6 Certificate: Any Certificate designated as a “Class A-6 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-6 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class A-6 Pass-Through Rate: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date, 5.840% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.340% per annum, in each case, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class A-6 Lockout Principal Distribution Amount: With respect to any Distribution Date will be an amount equal to the least of (i) the Certificate Principal Balance of the Class A-6 Certificates, (ii) the Senior Principal Distribution Amount for such Distribution Date and (iii) the Class A-6 Lockout Distribution Percentage for that Distribution Date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Senior Certificates, in each case immediately prior to such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date.

Class A-6 Lockout Distribution Percentage: With respect to each Distribution Date, the applicable percentage set forth below:

Distribution Dates	Class A-6 Lockout Distribution Percentage
September 2006 through and including August 2009	0%
September 2009 through and including August 2011	45%
September 2011 through and including August 2012	80%
September 2012 through and including August 2013	100%
September 2013 and thereafter	300%

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-1 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the Optional Termination Date, 6.132% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.632% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class M-1 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of 11.60% and the Required Overcollateralization Percentage.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-2 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the Optional Termination Date, 6.429% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.929% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class M-2 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates and the Class M-1 Certificates after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount for such Distribution Date and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of 5.50% and the Required Overcollateralization Percentage.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-3 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the Optional Termination Date, 6.700% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 7.200% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class M-3 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of 2.00% and the Required Overcollateralization Percentage.

Class M-4 Certificate: Any Certificate designated as a “Class M-4 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-4 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the Optional Termination Date, 6.700% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 7.300% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class M-4 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates (after taking into account the payment of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the Required Overcollateralization Percentage.

Class P Certificate: Any Certificate designated as a “Class P Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

Class P Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class P Certificate Account: The Eligible Account established and maintained by the Securities Administrator pursuant to Section 5.09.

Class R Certificate: Any Certificate designated a “Class R Certificate” on the face thereof, in substantially the form set forth in Exhibit A-4 hereto, evidencing the Class R-1 Interest and Class R-2 Interest.

Class R-X Certificate: The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrat, substantially in the form annexed hereto as Exhibit A-6 and evidencing the ownership of the Class R-3 Interest, the Class R-4 Interest and the Class R-5 Interest.

Class R-1 Interest: The uncertificated residual interest in REMIC I.

Class R-2 Interest: The uncertificated residual interest in REMIC II.

Class R-3 Interest: The uncertificated residual interest in REMIC III.

Class R-4 Interest: The uncertificated residual interest in REMIC IV.

Class R-5 Interest: The uncertificated residual interest in REMIC V.

Class X Certificate: Any Certificate designated as a “Class X Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class X Certificates herein and evidencing a Regular Interest in REMIC III.

Class X Distribution Amount: With respect to any Distribution Date, the sum of (i) the Excess Cap Payment, (ii) the Interest Distribution Amount for the Class X Certificates for such Distribution Date and (iii) any Overcollateralization Reduction Amount for such Distribution Date remaining after payments pursuant to items 1 though 6 of clause Third of Section 5.04(a); provided, however that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Certificates has been reduced to zero, the Class X Distribution Amount shall include the Overcollateralization Amount.

Class X Pass-Through Rate: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (L) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC I Regular Interests (other than REMIC I Regular Interest LT-P). For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:

(A)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-AA;

(B)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A1;

(C)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A2;

(D)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A3;

(E)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A4;

(F)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A5;

(G)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A6;

(H)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-M1;

(I)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-M2;

(J)  the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-M3;

(K) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-M4; and

(L) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-ZZ.

Class X Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class X Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Cleanup Call: As defined in Section 10.01.

Closing Date: August 30, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Commission: Shall mean the United States Securities and Exchange Commission.

Compensating Interest: With respect to any Distribution Date, an amount to be deposited in the Distribution Account by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to this Agreement to offset a Prepayment Interest Shortfall on a Mortgage Loan; provided, however that the amount of Compensating Interest required to be paid in respect of the Mortgage Loans shall not exceed the Servicing Fee payable to the Servicer or, in the case of the Master Servicer, shall not exceed the Master Servicing Compensation payable to the Master Servicer with respect to the related Prepayment Period.

Controlling Person: Means, with respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Corporate Trust Office: The principal corporate trust office of the Trustee or the Securities Administrator, as the case maybe, at which, at any particular time its corporate business in connection with this agreement shall be administered, which office at the date of the execution of this instrument is located at (ii) in the case of the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Nomura Asset Acceptance Corp., 2006-WF1 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicer, and (ii) with respect to the office of the Securities Administrator, which for purposes of Certificate transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Client Manager (NAAC 2006-WF1), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services-Client Manager (NAAC 2006-WF1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services-Client Manager (NAAC 2006-WF1)), or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicer and the Trustee.

Corresponding Certificate: With respect to:

(i)	REMIC I Regular Interest LT-A1, the Class A-1 Certificates,
(ii)	REMIC I Regular Interest LT-A2, the Class A-2 Certificates;
(iii)	REMIC I Regular Interest LT-A3, the Class A-3 Certificates;
(iv)	REMIC I Regular Interest LT-A4, the Class A-4 Certificates;
(v)	REMIC I Regular Interest LT-A5, the Class A-5 Certificates;
(vi)	REMIC I Regular Interest LT-A6, the Class A-6 Certificates;
(vii)	REMIC I Regular Interest LT-M1, the Class M-1 Certificates;
(viii)	REMIC I Regular Interest LT-M2, the Class M-2 Certificates;
(ix)	REMIC I Regular Interest LT-M3, the Class M-3 Certificates;
(x)	REMIC I Regular Interest LT-M4, the Class M-4 Certificates; and
(xi)	REMIC I Regular Interest LT-P, the Class P Certificates.

Coverage Percentage: With respect to each Covered Mortgage Loan, the percentage of coverage provided by the PMI Policy (as set forth in Schedule I, which will remain static throughout the life of the transaction).

Covered Mortgage Loan: Each Mortgage Loan covered by the PMI Policy, as identified on the schedule attached hereto as Schedule 2.

Credit Enhancement Percentage: With respect to any Distribution Date and any Class of Publicly Offered Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class or Classes of Publicly Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Publicly Offered Certificates then entitled to distributions of principal on such Distribution Date.

Credit Risk Management Agreement: The agreement between the Credit Risk Manager and the Servicer and/or Master Servicer, dated as of August 30, 2006.

Credit Risk Management Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Credit Risk Management Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period. The Credit Risk Management Fee shall be payable to the Credit Risk Manager and/or the Sponsor pursuant to Section 3.32(a)(vii) and 3.33(b).

Credit Risk Management Fee Rate: 0.005% per annum.

Credit Risk Manager: Portfolio Surveillance Analytics, LLC, and its successors and assigns.

Custodial Account: The account established and maintained by the Servicer with respect to receipts on the Mortgage Loans and related REO Properties in accordance with the terms and conditions of the Servicing Agreement.

Custodial Agreement: The Custodial Agreement dated as of August 1, 2006 among the Custodian, the Servicer and the Trustee.

Custodian: Wells Fargo Bank, N.A., a national banking association, or any successor thereto appointed pursuant to the Custodial Agreement.

Cut-off Date: August 1, 2006.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 6.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate”.

Depositor: Nomura Asset Acceptance Corporation, a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the fifteenth (15th) day of the month of such Distribution Date or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.31 for the benefit of the Certificateholders, designated “Wells Fargo Bank, N.A., in trust for registered holders of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2006-WF1”. Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The twenty-fifth (25th) day of each calendar month after the initial issuance of the Certificates, or if such twenty-fifth day is not a Business Day, the next succeeding Business Day, commencing in September 2006.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Securities Administrator.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Each of the Class X, Class P and Class R Certificates.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Exchange Act: Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exemption: Prohibited Transaction Exemption 93-32, as amended from time to time.

Expense Fee Rate: The sum of the Credit Risk Management Fee Rate, the Servicing Fee Rate, the Master Servicing Fee Rate and the PMI Insurer Fee Rate, if applicable. In attributable to the Mortgage Loans.

Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Increase Amount for such Distribution Date.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor or the Master Servicer pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the Servicer pursuant to the Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records of each Final Recovery Determination made thereby.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

Fitch: Fitch Ratings.

Form 8-K Disclosure Information: Has the meaning set forth in Section 5.12(b) of this Agreement.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Indemnified Persons: The Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof merely because such Person is the beneficial owner of one percent (1%) or less of any class of securities issued by the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof, as the case may be.

When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Securities Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in the Servicing Agreement, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any Insurance Policy with respect to the Mortgage Loans.

Interest Carry Forward Amount: With respect to any Class of Certificates (other than the Class X, Class P and Class R Certificates) and any Distribution Date, the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Distribution Amount: With respect to any Class of Certificates (other than the Class P Certificates and Class R Certificates) and any Distribution Date, an amount equal to the interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Certificate Notional Balance) of such Certificate immediately prior to such Distribution Date less such Certificate’s share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans allocated to such Certificate pursuant to Section 1.02. The Interest Distribution Amount with respect to each Class of Certificates (other than the Class A-1 Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Interest Distribution Amount with respect to the Class A-1 Certificates is calculated on an actual/360 basis. No Interest Distribution Amount will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Certificate Principal Balance (or Certificate Notional Balance) of such Certificate has been reduced to zero.

Interest Remittance Amount: With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date generally equal to (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Mortgage Loans less the Servicing Fee, the Master Servicing Fee, the Credit Risk Management Fee and the PMI Insurer Fee, if applicable, (b) all Advances relating to interest with respect to the Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the Mortgage Loans and required to be remitted by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Sponsor pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 10.01 to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and minus (ii) all amounts required to be reimbursed by the Trust pursuant to Section 3.32 or as otherwise set forth in this Agreement, the Servicing Agreement or the Custodial Agreement.

Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) Principal Prepayments in full received during the related Prepayment Period, (b) partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

Last Scheduled Distribution Date: The Distribution Date in June 2036.

Latest Possible Maturity Date: The second Distribution Date following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code Section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I and REMIC II shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: The second LIBOR Business Day before the first day of the related Accrual Period.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified in the related Prepayment Period in writing to the Securities Administrator that it has made a Final Recovery Determination.

Liquidation Principal: The principal portion of Liquidation Proceeds received on a Mortgage Loan that became a Liquidated Mortgage Loan, but not in excess of the Stated Principal Balance of that Mortgage Loan, during the calendar month preceding the month of the Distribution Date.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Majority Class X Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class X Certificates.

Marker Rate: With respect to the Class X Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3 and REMIC I Regular Interest LT-ZZ, with the rate on each such REMIC I Regular Interest subject to a cap equal to the Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation; and with the rate on REMIC I Regular Interest LT-ZZ subject to a cap of 0.00% per annum for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC I Pass-Through Rate and the related cap with respect to REMIC I Regular Interest LT-A1 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or Affiliates.

Master Servicer Default: One or more of the events described in Section 8.01(b).

Master Servicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one twelfth of the product of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month.

Master Servicing Fee Rate: 0.0050% per annum.

Master Servicing Compensation: The Master Servicing Fee plus all income and gain realized from any investment of funds in the Distribution Account.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Mezzanine Certificates: The Class M-1, Class M-2, Class M-3 and Class M-4.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

MOM Loan: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.07.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or the Custodian on behalf of the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Documents: As defined in Section 2.01.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of August 30, 2006, between the Sponsor, as seller and the Depositor, as purchaser, a form of which is attached hereto as Exhibit C.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(i)  the Mortgage Loan identifying number;

(ii)  the Mortgage Rate in effect as of the Cut-off Date;

(iii)  the Servicing Fee Rate;

(iv)  the Net Mortgage Rate in effect as of the Cut-off Date;

(v)  the maturity date;

(vi)  the original principal balance;

(vii)  the Cut-off Date Principal Balance;

(viii)  the original term;

(ix)  the remaining term;

(x)  the property type;

(xi)  the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

(xii)  with respect to each MOM Loan, the related MIN;

(xiii)  the Custodian;

(xiv)  a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(xv)  the Servicer; and

(xvi)  whether the Mortgage Loan is a Covered Mortgage Loan; and

(xvii)  the PMI Insurer Fee Rate, if applicable.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Interest Shortfalls: With respect to any Distribution, Interest Shortfalls net of payments by the Servicer or the Master Servicer in respect of Compensating Interest.

Net Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of Senior Interest Distribution Amounts payable to the Senior Certificates and the Interest Distribution Amounts payable to the Mezzanine Certificates and (B) the Principal Funds.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Credit Risk Management Fee Rate, (iii) the Master Servicing Fee Rate and (iv) the PMI Insurer Fee Rate.

Net WAC Rate Cap: With respect to the Senior Certificates and the Mezzanine Certificates, the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs; provided that the Net WAC Rate Cap with respect to the Class A-1 Certificates shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period.

For federal income tax purposes, the Net WAC Rate Cap, with respect to any Distribution Date, shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rates on each REMIC I Regular Interest (other than REMIC I Regular Interest LT-P) weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests.

Net WAC Rate Carryover Amount: With respect to each class of Senior Certificates and the Mezzanine Certificates and any Distribution Date on which the related Pass-Through Rate is reduced by the Net WAC Rate Cap, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the Pass-Through Rate applicable to such Class would not have been reduced by the Net WAC Rate Cap on such Distribution Date over (y) the amount of interest paid on such Distribution Date to such Class plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed to such Class.

Net WAC Reserve Fund: Shall mean the segregated non-interest bearing trust account created and maintained by the Securities Administrator pursuant to Section 5.11 hereof.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: With respect to any Mortgage Loan, any portion of an Advance or Servicing Advance previously made or proposed to be made by the Servicer pursuant to the Servicing Agreement or the Trustee (or such other Successor Servicer appointed by the Trustee), that, in the good faith judgment of the Servicer or the such Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in the Servicing Agreement, signed by an Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by the Servicing Agreement.

One-Month LIBOR: With respect to any Accrual Period (other than the first Accrual Period), the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding. With respect to the first Accrual period, One-Month LIBOR shall equal 5.350% per annum.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Sponsor, the Master Servicer, the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Sponsor, the Master Servicer Depositor and the Servicer, (ii) not have any direct financial interest in the Sponsor, the Depositor, the Master Servicer or the Servicer or in any affiliate of any of them, and (iii) not be connected with the Sponsor, the Depositor, the Master Servicer or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property, as described in Section 10.01.

Optional Termination Date: The first Distribution Date on which the Master Servicer may purchase, at its option, the Mortgage Loans and REO Properties, as described in Section 10.01.

OTS: The Office of Thrift Supervision or any successor thereto.

OTS Method: The method used by OTS to calculate delinquencies.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Senior Certificates and the Mezzanine Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Funds on such Distribution Date).

Overcollateralization Increase Amount: With respect to any Distribution Date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such Distribution Date.

Overcollateralization Reduction Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to each Class of Certificates, the applicable Pass-Through Rate for each such Class as set forth in the Preliminary Statement, except with respect to the Class X Certificates, 100% of the interest distributable to the Class X Interest, expressed as a per annum rate.

Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

PCAOB: Shall mean the Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency that rates such securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee or the Master Servicer in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)  units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate of either, having a rating by S&P of AAAm-G or AAAm, if rated by Moody’s, rated Aaa, Aa1 or Aa2, and if rated by Fitch, F1, F2 or F3;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

PMI Insurer: PMI Mortgage Insurance Company, an Arizona corporation, or its successor in interest.

PMI Insurer Fee: The premium payable to the PMI Insurer on each Distribution Date pursuant to Section 3.32, which amount shall equal one twelfth of the product of (i) the PMI Insurer Fee Rate (without regard to the words “per annum”), multiplied by (ii) the aggregate Stated Principal Balance of each Covered Mortgage Loan as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period relating to the previous Distribution Date, to the extent received or advanced) plus any applicable premium taxes on each Covered Mortgage Loan located in West Virginia and Kentucky.

PMI Insurer Fee Rate: With respect to any Distribution Date and any Mortgage Loan covered by the PMI Policy, a rate ranging between 0.204% per annum and 2.461% per annum.

PMI Policy: The primary mortgage insurance policy (policy reference number: # 22699-4) with respect to the related PMI Mortgage Loans, including all endorsements thereto dated the Closing Date, issued by the PMI Insurer.

PMI Threshold Percentage: For purposes of Regulation AB, with respect to each Distribution Date, a percentage equivalent of a fraction, the numerator of which is (x) the sum of the product of (i) the Stated Principal Balance of the Covered Mortgage Loans and (ii) the related Coverage Percentage for each Covered Mortgae Loan and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the related Due Period.

Prepayment Assumption: The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Class of Publicly Offered Certificates.

Prepayment Charge: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount) as shown on the Prepayment Charge Schedule.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.24 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the Servicing Fee, (b) the Credit Risk Management Fee, (c) the Master Servicing Fee Rate and (d) the PMI Insurer Fee Rate, if any.

Prepayment Period: With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) Principal Funds for such Distribution Date, plus (ii) the Extra Principal Distribution Amount for such Distribution Date minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Publicly Offered Certificates.

Principal Funds: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or prior to the Remittance Date or, with respect to the Trustee (in its capacity as Successor Servicer) on the Distribution Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Sponsor pursuant to Sections 2.02, 2.03 and 3.24, (d) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal paid by the Master Servicer pursuant to Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Servicer to the Distribution Account pursuant to the Servicing Agreement and (g) all Subsequent Recoveries minus (ii) all amounts required to be reimbursed by the Trust Fund pursuant to Section 3.32 or as otherwise set forth in this Agreement or the Custodial Agreement to the extent not reimbursed from the Interest Remittance Amount.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.26 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

Private Certificate: Each of the Class X, Class P and Class R Certificates.

Prospectus Supplement: The Prospectus Supplement dated August 29, 2006 relating to the offering of the Publicly Offered Certificates.

Publicly Offered Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

PUD: A planned unit development.

Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02, 2.03 or 3.24 hereof and as confirmed by an Officer’s Certificate from the Sponsor to the Trustee, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus, (ii) thirty (30) days’ accrued interest thereon at the applicable Net Mortgage Rate, plus any portion of the Servicing Fee, Master Servicing Fee, Servicing Advances and Advances payable to the Servicer or Master Servicer, as applicable, with respect to such Mortgage Loan plus (iii) any costs and damages of the Trust Fund in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

Rating Agency: Each of Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer pursuant to this Agreement. To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Record Date: With respect to the Certificates and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the Certificate Principal Balance of the Class A-1 Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-1 Certificates for such Accrual Period.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Servicer.

Regulation AB: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria: Means with respect to any Servicing Function Participant, the Servicing Criteria applicable to such party, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such party.

Relief Act: The Servicemembers Civil Relief Act of 2003, as amended from time to time or similar state or local laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account, the Class P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans and the PMI Policy; (vi) the rights under the Mortgage Loan Purchase Agreement, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date, (ii) all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date, (iii) the Net WAC Reserve Fund and (iv) the Cap Contract.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3, REMIC I Regular Interest LT-M4 and REMIC I Regular Interest LT-P, in each case as of such date of determination.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3 and REMIC I Regular Interest LT-M4 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3, REMIC I Regular Interest LT-M4 and REMIC I Regular Interest LT-ZZ.

REMIC I Regular Interests: REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3, REMIC I Regular Interest LT-M4, REMIC I Regular Interest LT-ZZ and REMIC I Regular Interest LT-P.

REMIC I Regular Interest LT-AA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-AA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-A1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-A1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-A2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-A2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-A3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-A3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-A4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-A4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-A5: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-A5 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-A6: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-A6 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-M1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-M1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-M2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-M2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-M3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-M3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-M4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-M4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-ZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest LT-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-ZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3 and REMIC I Regular Interest LT-M4 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the related Pass-Through Rate.

REMIC I Required Overcollateralization Amount: 1% of the Required Overcollateralization Amount.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Certificate: Any Regular Certificate or Class R Certificate.

REMIC II Certificateholder: The Holder of any REMIC II Certificate.

REMIC II Regular Interest: Any of the Class X Interest, Class P Interest, Class IO Interest and any “regular interest” in REMIC II the ownership of which is represented by a Senior Certificate or Subordinate Certificate.

REMIC III: The segregated pool of assets consisting of all the Class X Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R-X Certificate (in respect of the Class R-3 Interest), pursuant to Section 2.07 hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC IV: The segregated pool of assets consisting of all of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Holders of the Class R-X Certificates (as holders of the Class R-4 Interest), pursuant to Section 2.07 hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC V: The segregated pool of assets consisting of all of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC V Regular Interest IO and the Holders of the Class R-X Certificates (as holders of the Class R-5 Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC V Regular Interest IO: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a Regular Interest in REMIC V for purposes of the REMIC Provisions.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any REMIC I Regular Interest, Class X Interest, Class P Interest, or a Regular Certificate.

Remittance Date: Shall mean the eighteenth (18th) day of the month and if such day is not a Business Day, the immediately succeeding Business Day.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a request for release in accordance with the terms of the Custodial Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) be secured by a first lien on the related Mortgaged Property; (vii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (viii) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement; and (ix) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate.

Reportable Event: Has the meaning set forth in Section 5.12(b) of this Agreement.

Reporting Servicer: Shall mean the Servicer, the Master Servicer, the Securities Administrator, the Custodian under the Custodial Agreement, and any Servicing Function Participant engaged by such parties.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Required Overcollateralization Amount: With respect to any Distribution Date prior to the Stepdown Date, 1.70% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (i) 3.40% of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) 0.35% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Publicly Offered Certificates to zero, the Required Overcollateralization Amount shall be zero.

Required Overcollateralization Percentage: With respect to any Distribution Date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred on the Mortgage Loans during the related Prepayment Period).

Residual Certificates: The Class R Certificates and the Class R-X Certificates.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator specified by the Trustee or the Securities Administrator, as the case may be, having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Responsible Party: The party indicated on Exhibit N as the entity primarily responsible for reporting the information set forth therein to the Securities Administrator pursuant to Section 5.12.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

Sarbanes-Oxley Act: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

Senior Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates.

Senior Interest Distribution Amount: With respect to any Distribution Date and any Class of Senior Certificates will be equal to the Interest Distribution Amount for such Distribution Date for such Class and the Interest Carry Forward Amount, if any, for such Distribution Date for such Class.

Senior Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (y) the sum of 18.50% and the Required Overcollateralization Percentage.

Servicer: Shall mean Wells Fargo Bank, N.A. or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans.

Servicer Default: As defined in Section 8.01.

Servicer Prepayment Charge Payment Amount: The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to the Servicing Agreement.

Service(s)(ing): Means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: As defined in the Servicing Agreement.

Servicing Agreement: The Seller’s Warranties and Servicing Agreement, dated as of May 1, 2006, between the Sponsor and the Servicer (as modified pursuant to the Assignment Agreement).

Servicing Criteria: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

Servicing Fee Rate: 0.25% per annum per Mortgage Loan.

Servicing Function Participant: Means any Subservicer or Subcontractor of the Servicer, the Master Servicer and the Securities Administrator, the Custodian. For purposes of Section 5.12(d), such term also shall include the Servicer, the Master Servicer, the Securities Administrator and the Custodian.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and the servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished to the Master Servicer, the Securities Administrator the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

Sponsor: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Startup Day: The Startup Day for REMIC I and REMIC II formed hereunder shall be the Closing Date. The Startup Day for REMIC III, REMIC IV and REMIC V shall be [_________________].

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with the Servicing Agreement with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: The later to occur of (x) the Distribution Date in September 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 21.90%.

Subcontractor: Shall mean any vendor, subcontractor or other Person who is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer (or a Subservicer of the Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator and such subcontractor is determined by the Person engaging the subcontractor to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Subsequent Recoveries: Shall mean all amounts in respect of principal received by the Servicer on a Mortgage Loan for which a Realized Loss was previously incurred.

Subservicer: Shall mean any Person who is identified in Item 1122(d) of Regulation AB that services the Mortgage Loans on behalf of the Servicer or is engaged by the Master Servicer, the Securities Administrator or the Custodian, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by such Person under this Agreement or any subservicing agreement.

Subservicing Agreement: Any agreement entered into between the Servicer and a Subservicer with respect to the subservicing of any Mortgage Loan subject to the Servicing Agreement by such Subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Servicer: Any successor to the Servicer appointed pursuant to Section 8.02 of this Agreement after the occurrence of a Servicer Default or upon the resignation of the Servicer pursuant to the Servicing Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Termination Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Transfer Affidavit: As defined in Section 6.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trigger Event: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Stated Principal Balance of Mortgage Loans delinquent sixty (60) days or more (including Mortgage Loans in foreclosure or discharged in bankruptcy or any REO Property) by (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 31.96% of the Credit Enhancement Percentage of the Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
September 2009 to August 2010	0.44%
September 2010 to August 2011	1.10%
September 2011 to August 2012	1.90%
September 2012 and thereafter	2.20%

Trust Fund: Collectively, the assets of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, the Net WAC Reserve Fund and the Cap Contract.

Trustee: HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02 and 5.07).

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.07. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: A per annum rate equal to the average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Due Period. REMIC I Regular Interest LT-P will not accrue interest.

Uncertificated REMIC Regular Interest: The REMIC I Regular Interests.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 97% to the Certificates (other than the Class X, Class P and the Residual Certificates) and (ii) 1% to each of the Class X Certificates and Class P Certificates. Voting rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Residual Certificates will not be allocated any voting rights.

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Interest Distribution Amount for the Senior Certificates, Mezzanine Certificates and Class X Certificates for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Mortgage Loans for any Distribution Date shall first reduce the Interest Distribution Amount payable to the Class M-3 Certificates, second, reduce the Interest Distribution Amount payable to the Class M-2 Certificates, third, reduce the Interest Distribution Amount payable to the Class M-1 Certificates, and fourth, reduce the Interest Distribution Amount payable to the Senior Certificates, on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Certificate Notional Balance, as applicable of each such Certificate and (2) the aggregate amount of any Realized Losses on the Mortgage Loans allocated to the Mezzanine Certificates and Net WAC Rate Carryover Amount paid to the Senior Certificates and the Mezzanine Certificates incurred for any Distribution Date shall be allocated to the Class X Certificates based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Certificate Notional Balance thereof on any Distribution Date.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3, REMIC I Regular Interest LT-M4 and REMIC I Regular Interest LT-ZZ, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest.

ARTICLE II

CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

The Sponsor hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund.

The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund. The Depositor herewith delivers to the Trustee or its Custodian an executed copy of the PMI Policy, and the Trustee or its Custodian, as applicable, acknowledges receipt of the same on behalf of the Certificateholders.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, to the extent of the Mortgage Loans sold under the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such sale, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement (the “Mortgage Loan Documents”). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the Servicer and the Sponsor certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreement the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the Mortgage Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including but not limited to certain insurance policies and documents contemplated by this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

The Depositor shall deliver or cause to be delivered to the Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office. The Servicer shall not be responsible for any custodial fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicer to be reimbursed for any such costs the Servicer may incur in connection with performing its obligations under the Servicing Agreement.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Sponsor that no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004) as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor that no Qualified Substitute Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9). The Depositor and the Trustee on behalf of the Trust Fund understand and agree that it is not intended that any mortgage loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the initial trust receipt received by it from the Custodian pursuant to the Custodial Agreement, the Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of “REMIC I” under clauses (i), (ii) (iii), (v) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

(b)  In conducting the review of the Mortgage Files in accordance with the Custodial Agreement, the Custodian on the Trustee’s behalf will ascertain whether all required documents have been executed and received and whether those documents relate to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within sixty (60) days from the date of notice from the Custodian of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within ninety (90) days from the notification of the Custodian purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Custodian, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)  No later than 180 days after the Closing Date, the Custodian on the Trustee’s behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor and the Trustee, a final trust receipt substantially in the form annexed to the Custodial Agreement. In conducting such review, the Custodian on the Trustee’s behalf and in accordance with the terms of the Custodial Agreement will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian on the Trustee’s behalf has received either an original or a copy thereof, as required in the Custodial Agreement. If the Custodian finds that any document with respect to a Mortgage Loan has not been received, or is unrelated to the Mortgage Loans identified in Exhibit B or appears to be defective on its face, the Custodian shall note such defect in the exception report attached the final trust receipt issued pursuant to the Custodial Agreement and the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within sixty (60) days from the date of notice from the Trustee of the defect and if the Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within ninety (90) days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(d)  In the event that a Mortgage Loan is purchased by the Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor shall remit the applicable Purchase Price to the Servicer for deposit in the Custodial Account and shall provide written notice to the Securities Administrator detailing the components of the Purchase Price, signed by an authorized officer. Upon receipt of notice of the deposit of the Purchase Price in the Custodial Account and upon receipt of a request for release (in the form attached to the Custodial Agreement) with respect to such Mortgage Loan, the Custodian, on behalf of the Trustee, will release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Custodial Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf. The Sponsor shall promptly reimburse the Trustee for any expenses incurred by the Trustee in respect of enforcing the remedies for such breach.

(e)  The Sponsor shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in the Custodial Agreement, provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of the Sponsor and the Master Servicer.

(a)  The Sponsor hereby represents and warrants to and covenants with, the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)  The Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  The Sponsor has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Sponsor, the sale of the Mortgage Loans by the Sponsor under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Sponsor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Sponsor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  The Sponsor is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of the Sponsor’s knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

(vii)  The representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

(viii)  No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered”, “high risk home” or “predatory” loan under any other state, federal or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(ix)  No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.6 Revised (attached hereto as Exhibit K) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(x)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects.

(b)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement, that within ninety (90) days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a request for release in accordance with the Custodial Agreement. The Sponsor shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 8 of the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor’s knowledge, if it is discovered by any of the Depositor, the Sponsor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor’s lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing. Notwithstanding the foregoing, any breach of a representation or warranty contained in clauses (xxxvii), (xxxviii), (xxxix), (xl) and/or (xlv) of Section 8 of the Mortgage Loan Purchase Agreement shall be automatically deemed to materially and adversely affect the interests of the Certificateholders.

With respect to any Replacement Mortgage Loan or Loans, the Sponsor shall deliver to the Custodian for the benefit of the Certificateholders such documents and agreements as are required by Section 2 of the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the Securities Administrator. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and receipt of notice of the deposit into the related Custodial Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Custodian of a request for release for such Mortgage Loan in accordance with the Custodial Agreement, the Custodian on behalf of the Trustee shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Sponsor’s direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03. Neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.

For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Securities Administrator will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be remitted to the Servicer for deposit in the Custodial Account by the Sponsor delivering such Replacement Mortgage Loan on or before the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan was required to be purchased or replaced hereunder.

In the event that the Sponsor shall be required to repurchase a Mortgage Loan, the Purchase Price therefor shall be remitted to the Servicer for deposit in the Custodial Account, on or before the Determination Date immediately following the date on which the Sponsor was required to repurchase such Mortgage Loan. The Purchase Price shall be remitted by the Servicer to the Securities Administrator on the Remittance Date occurring in the month immediately following the month in which the Purchase Price was deposited in the related Custodial Account. In addition, upon such deposit of the Purchase Price, the delivery of an Officer’s Certificate by the Servicer to the Trustee certifying that the Purchase Price has been deposited in the Custodial Account, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the related Certificateholders to the Sponsor, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to the Sponsor to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred or is continuing shall constitute the sole remedies against the Sponsor respecting such breach available to each Certificateholder, the Depositor or the Trustee.

(c)  The Master Servicer hereby represents, warrants and covenants with the Sponsor, the Depositor and the Trustee as follows, as of the Closing Date:

(i)  The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)  The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)  The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)  The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v)  No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(vi)  There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

(d)  The representations and warranties set forth in Section 2.03 shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to, and covenants, with the Sponsor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, moratorium receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of any REMIC executed hereunder or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor or the Sponsor that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Sponsor, at its option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06  Issuance of the REMIC I Regular Interests.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-1 Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-1 Interest and REMIC I (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-1 Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-1 Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

Section 2.07  Conveyance of the REMIC I Regular Interests; Issuance and Conveyance of the Class X Interest, the Class P Interest, and the Class IO Interest.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-2 Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-2 Interest and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Holder of the Class R-2 Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-2 Interest and the Regular Certificates (other than the Class X Certificates and the Class P Certificates), the Class X Interest, the Class P Interest and the Class IO Interest, respectively, and all ownership interests evidenced or constituted by the Class R-2 Interest and the Regular Certificates (other than the Class X Certificates and the Class P Certificates), the Class X Interest, the Class P Interest, and the Class IO Interest, shall be as set forth in this Agreement. The Class R-2 Interest, the Regular Certificates (other than the Class X Certificates and the Class P Certificates), the Class X Interest, the Class P Interest and the Class IO Interest shall constitute the entire beneficial ownership interest in REMIC II.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class X Interest for the benefit of the Class R-3 Interest and REMIC III (as holder of the Class X Interest). The Trustee acknowledges receipt of the Class X Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-3 Interest and REMIC III (as holder of the Class X Interest). The rights of the Holder of the Class R-3 Interest and REMIC III (as holder of the Class X Interest) to receive distributions from the proceeds of REMIC III in respect of the Class R-3 Interest, the Class X Certificates, and all ownership interests evidenced or constituted by the Class R-3 Interest and the Class X Certificates, shall be as set forth in this Agreement. The Class R-3 Interest and the Class X Certificates shall constitute the entire beneficial ownership interest in REMIC III.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the Class R-4 Interest and REMIC IV (as holder of the Class P Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-4 Interest and REMIC IV (as holder of the Class P Interest). The rights of the Holder of the Class R-4 Interest and REMIC IV (as holder of the Class P Interest) to receive distributions from the proceeds of REMIC IV in respect of the Class R-4 Interest, the Class P Certificates, and all ownership interests evidenced or constituted by the Class R-4 Interest and the Class P Certificates, shall be as set forth in this Agreement. The Class R-4 Interest and the Class P Certificates shall constitute the entire beneficial ownership interest in REMIC IV.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class IO Interest for the benefit of the Class R-5 Interest and REMIC V (as holder of the Class IO Interest). The Trustee acknowledges receipt of the Class IO Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-5 Interest and REMIC V (as holder of the Class IO Interest). The rights of the Holder of the Class R-5 Interest and REMIC V (as holder of the Class IO Interest) to receive distributions from the proceeds of REMIC V in respect of the Class R-5 Interest, the Class IO Certificates, and all ownership interests evidenced or constituted by the Class R-5 Interest and the Class IO Certificates, shall be as set forth in this Agreement. The Class R-5 Interest and the Class IO Certificates shall constitute the entire beneficial ownership interest in REMIC V.

Section 2.08  Issuance of the Class R Certificates and the Class R-X Certificates.

The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

The Trustee acknowledged the assignment to it of the Class X Interest, the Class P Interest and the Class IO Interest and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations.

Section 2.09  Establishment of Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1” and does hereby appoint HSBC Bank USA, National Association, as Trustee in accordance with the provisions of this Agreement.

Section 2.10  Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS; ACCOUNTS

Section 3.01  Reserved.

Section 3.02  Reserved.

Section 3.03  Reserved.

Section 3.04  Reserved.

Section 3.05  Reserved.

Section 3.06  Reserved.

Section 3.07  Reserved.

Section 3.08  Reserved.

Section 3.09  Reserved.

Section 3.10  Reserved.

Section 3.11  Reserved.

Section 3.12  Reserved.

Section 3.13  Annual Statement as to Compliance.

(a)  The Master Servicer and the Securities Administrator shall deliver or otherwise make available (and shall cause each Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator and in the case of the Master Servicer, to the Trustee on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant (other than the Master Servicer or the Securities Administrator), in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Master Servicer shall enforce the obligation of the Servicer as set forth in the Servicing Agreement to deliver to the Master Servicer an annual statement of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the Servicing Agreement The Master Servicer shall include such annual statement of compliance with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section. For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of the Servicer to timely deliver an annual statement of compliance pursuant to the Servicing Agreement shall be deemed a Servicer Default under the Servicing Agreement, automatically, without notice and without any cure period, and the Master Servicer shall notify the Trustee and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement, the Servicing Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under the Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. The Trustee shall so terminate the Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail. After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of the Servicer to perform deliver an annual statement of compliance on or before March 31 of each such year shall be deemed a Servicer Default under the Servicing Agreement. The Master Servicer shall notify the Trustee and the Trustee may terminate the Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

(b)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of the Master Servicer to comply timely with this Section 3.13 shall be deemed a Master Servicer Default, without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. The Trustee shall so terminate the Master Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(ii) After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of the Master Servicer to duly perform its obligations under this Section 3.13 on or before March 31 of each such year shall be deemed a Master Servicer Default as provided for in Section 8.01(a)(x). The Trustee may terminate the Master Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

(c)  The Master Servicer shall include all annual statements of compliance received by it from the Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 3.13.

(d)  Copies of any Master Servicer annual statements of compliance required to be delivered hereunder shall be provided to any Certificateholder upon request at the Master Servicer’s expense.

(e)  In the event the Servicer, the Master Servicer, the Securities Administrator or any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement or the Servicing Agreement, or any applicable agreement in the case of such Servicing Function Participant, as the case may be, such party shall provide or cause such Servicing Function Participant to provide an Officer’s Certificate pursuant to this Section 3.13 or pursuant to the Servicing Agreement with respect to the period of time it was subject to this Agreement, the Servicing Agreement or any other applicable agreement, as the case may be notwithstanding any such termination, assignment or resignation.

Section 3.14  Assessments of Compliance and Attestation Reports.

(a)  By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense and pursuant to Item 1122(a) of Regulation AB, shall furnish or otherwise make available, and shall cause any Servicing Function Participant engaged by it to furnish, which in each case shall not be an expense of the Trust Fund, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year.

(b)  No later than February 1 of each year, commencing in February 2007, the Master Servicer shall forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant; provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same entity. When the Master Servicer (or any Servicing Function Participant engaged by them) submits its assessments to the Securities Administrator, such party will also at such time include the assessment (and attestation pursuant to paragraph (c) below) of each Servicing Function Participant engaged by it.

Promptly after receipt of each such report on assessment of compliance pursuant to this Agreement and the Servicing Agreement, (i) the Depositor shall review each such report and, if applicable, consult with the Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit L and on any similar exhibit set forth in the Servicing Agreement in respect of the Servicer and notify the Depositor of any exceptions.

In the event the Master Servicer, Securities Administrator or any Servicing Function Participant is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, or cause a Servicing Function Participant engaged by it to provide, a report on assessment of compliance pursuant to this Section 3.14 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

The Master Servicer shall include all annual reports on assessment of compliance received by it from each Servicer with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c)  By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by such party to cause, which in each case shall not be an expense of the trust, a registered public accounting firm (which may also render other services to such Servicing Function Participants) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Master Servicer and Securities Administrator to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

Promptly after receipt of each such report on assessment of compliance and attestation report from a Servicing Function Participant, the Securities Administrator shall confirm that each assessment submitted pursuant to paragraph (a) above is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

In the event the Master Servicer, Securities Administrator or any Servicing Function Participant is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.14 or such other agreement with respect to the period of time it was subject to this Agreement or such other agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.15  Reserved.

Section 3.16  The Trustee.

The Trustee shall furnish the Servicer with any powers of attorney and other documents prepared and submitted by the Servicer to the Trustee in a form as mutually agreed upon and necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and REO Properties.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver as directed in writing by the Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or otherwise available at law or equity.

Section 3.17  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the Servicer or the Master Servicer with respect to such treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 3.18  Annual Sarbanes-Oxley Certification; Additional Information.

The Master Servicer and the Securities Administrator shall and shall cause any Servicing Function Participant engaged by such party to, provide to the Certifying Person, by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit M, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall prepare a Sarbanes-Oxley Certification and sign the same on behalf of the Trust Fund serving as the “Certifying Person”. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at (410) 715-2380. In the event the Servicer, the Master Servicer or the Securities Administrator, or any Servicing Function Participant engaged by such party, is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if each is the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to execute any Sarbanes-Oxley Certification in the event that it does not receive a Back-Up Certification from any party required to deliver such Back-Up Certification pursuant to this Section or the Custodial Agreement; provided, however, in the event the Master Servicer shall not be required to execute a Sarbanes-Oxley Certification pursuant to clause (ii), the Master Servicer shall prepare such Sarbanes-Oxley Certification and deliver it to the Depositor for execution.

Section 3.19  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will (or if the Servicer does not, the Master Servicer may) promptly furnish to the Trustee if required by the Servicing Agreement and the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement signed by an Authorized Servicer Representative or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account pursuant to the Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Within five (5) Business Days of receipt of such certification and request, the Custodian, on behalf of the Trustee, shall release the related Mortgage File to the Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the related Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the written request of the Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by an Authorized Servicer Representative substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative), release the related Mortgage File held in its possession or control to the Servicer. Such request for release shall obligate the Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of an Authorized Servicer Representative similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer.

Section 3.20  Reserved.

Section 3.21  Reserved.

Section 3.22  Reserved.

Section 3.23  Reserved.

Section 3.24  Optional Purchase of Defaulted Mortgage Loans.

With respect to any Mortgage Loan which is delinquent in payment by ninety-one (91) days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan or REO Property from the Trust Fund at a price equal to the Purchase Price. The Purchase Price shall be remitted to the Servicer for deposit in the Custodial Account and remitted by the Servicer to the Securities Administrator on the Servicer Remittance Date in the month immediately following the month in which the Purchase Price was deposited in the Custodial Account.

In addition, the Sponsor shall, at its option, purchase any Mortgage Loan from the Trust if the first or second Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the first or second Monthly Payment is not made within thirty (30) days of such Due Date. Such purchase shall only be made if such Monthly Payments have not been received as of the date of purchase and such purchase shall be made at a price equal to the Purchase Price.

If at any time the Sponsor remits to the Servicer a payment for deposit in the Custodial Account covering the amount of the Purchase Price for such a Mortgage Loan and the Servicer delivers an Officer’s Certificate to the Trustee certifying that the Purchase Price has been deposited in the Custodial Account (which shall be delivered no more than two Business Days following such deposit), the Trustee shall execute the assignment of such Mortgage Loan at the request of the Sponsor without recourse to the Sponsor which shall succeed to all the Trustee’s, right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Sponsor will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Sponsor shall be responsible for any transfer costs incurred with respect to a Mortgage Loan purchased pursuant to this Section 3.24.

If the Sponsor is required to repurchase a Mortgage Loan pursuant to this Section 3.24, the Servicer shall continue to service such Mortgage Loan unless the Sponsor shall repurchase the servicing rights thereon on terms mutually agreed to by the Sponsor and the Servicer. Notwithstanding the foregoing, the Master Servicer shall have no obligation to master service any Mortgage Loan that has been so repurchased.

Section 3.25  Obligations of the Servicer Under Credit Risk Management Agreement.

Notwithstanding anything in this Agreement or the Credit Risk Management Agreements to the contrary, the Trustee shall not have any duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager or the Servicer under the Credit Risk Management Agreements or this Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager or otherwise in connection with obligations of the Servicer under the related Credit Risk Management Agreement.

Section 3.26  Reserved.

Section 3.27  Reserved.

Section 3.28  Reserved.

Section 3.29  Reserved.

Section 3.30  Reserved.

Section 3.31  Distribution Account.

(a)  The Securities Administrator shall establish and maintain for the benefit of the Certificateholders a Distribution Account as a segregated non-interest bearing trust account or accounts. The Securities Administrator will deposit in the Distribution Account as identified by the Securities Administrator and as received by the Securities Administrator, the following amounts:

(i)  All payments and recoveries in respect of principal on the Mortgage Loans, including, without limitation, Principal Prepayments, Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds, all payments of claims under the PMI Policy and all payments and recoveries in respect of interest on the related Mortgage Loans withdrawn by the Servicer from the Custodial Account and remitted by Servicer to the Securities Administrator;

(ii)  Any Advance and any Compensating Interest Payments;

(iii)  Any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans (including any Servicer Prepayment Charge Payment Amounts);

(iv)  Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in the Custodial Account;

(v)  The Purchase Price with respect to any related Mortgage Loans purchased by the Sponsor or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any related Mortgage Loans purchased by the Sponsor pursuant to Section 3.24, and all proceeds of any related Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer pursuant to Section 10.01;

(vi)  Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vii)  Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Securities Administrator to the Distribution Account.

(c)  The amount at any time credited to the Distribution Account may be invested by the Securities Administrator in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date as directed by the Master Servicer, unless the investment is managed by the Securities Administrator or an affiliate of the Securities Administrator, in which case such Permitted Investments may mature on the Distribution Date. All such investment income shall be for the benefit of the Master Servicer, and any losses incurred shall be deposited by the Master Servicer in the Distribution Account immediately as realized.

Section 3.32  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will from time to time make or cause to be made such withdrawals or transfers from the Distribution Account pursuant to this Agreement for the following purposes:

(i)  to pay to the Trustee any expenses recoverable by the Trustee pursuant to this Agreement.

(ii)  to reimburse the Master Servicer as Successor Servicer or the Servicer for any Advance or Servicing Advance of its own funds, the right of the Master Servicer as Successor Servicer or the Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(iii)  to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer as Successor Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iv)  to reimburse the Master Servicer as Successor Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer as Successor Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(v)  to reimburse the Master Servicer as Successor Servicer or the Servicer for advances of funds pursuant to this Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

(vi)  to reimburse the Master Servicer as Successor Servicer or the Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v);

(vii)  to pay the PMI Insurer Fee to the PMI Insurer and to pay the Credit Risk Management Fee to the Credit Risk Manager; provided, however, that upon the termination of the Credit Risk Manager pursuant to Section 3.33 hereof, the amount of the Credit Risk Management Fee (or any portion thereof) previously payable to the Credit Risk Manager as described herein shall be paid to the Sponsor;

(viii)  to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement (including the expenses of the Securities Administrator in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.13);

(ix)  to pay to the Trust Fund, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(x)  to reimburse or pay the Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided herein or therein;

(xi)  to reimburse the Trustee for expenses incurred in the transfer of servicing responsibilities of the terminated Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated Servicer;

(xii)  to reimburse the Master Servicer for any costs and expenses reimbursable to the Master Servicer pursuant to this Agreement;

(xiii)  to reimburse the Custodian for expenses, costs and liabilities incurred or reimbursable to it pursuant to this Agreement or the Custodial Agreement;

(xiv)  to remove amounts deposited in error; and

(xv)  to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)  The Securities Administrator shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (ii) through (v), inclusive, and (vii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Securities Administrator without being deposited in the Distribution Account under Section 3.31.

(c)  On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount, to the extent of funds on deposit in the Distribution Account after taking into account permitted withdrawals therefrom pursuant to clause (a) above, to the holders of the Certificates in accordance with Section 5.04.

Section 3.33  Duties of the Credit Risk Manager; Termination.

(a)  The Depositor appoints Portfolio Surveillance Analytics, LLC, a wholly owned subsidiary of InformationLogix, Inc. as Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning the Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which a Mortgagor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement and the Credit Risk Manager shall look solely to the Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the related Mortgage Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights. The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, each Rating Agency and the Credit Risk Manager. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to Section 3.33(b) shall not become effective until the appointment of a successor Credit Risk Manager. The Trustee is hereby authorized to enter into any Credit Risk Management Agreement necessary to effect the foregoing.

(b)  Within six months of the Closing Date, the Sponsor may, at its option, terminate the Credit Risk Manager if, in its reasonable judgment, (i) the value of the servicing rights with respect to the Mortgage Loans is adversely affected as a result of the presence of the Credit Risk Manager or (ii) the presence of the Credit Risk Manager impairs the ability of the Sponsor to transfer the servicing rights with respect to the Mortgage Loans as permitted by this Agreement. Upon the termination of the Credit Risk Manager, the Sponsor may, at its option, cause the Depositor to appoint a successor Credit Risk Manager. Notice of such termination shall be provided by the Sponsor to the Rating Agencies, the Trustee, the Securities Administrator, the Depositor, the Servicer and the Credit Risk Manager. Upon the appointment of a successor Credit Risk Manager, the Depositor shall provide written notice thereof to each Rating Agency, the Trustee, the Servicer, the Securities Administrator and the Credit Risk Manager.

If the Credit Risk Manager is terminated pursuant to this Section 3.33(b), the Credit Risk Manager shall only be entitled to a fee equal to 0.0050% with respect to each Mortgage Loan for the one year period following such termination. After the expiration of such one year period, the Credit Risk Manager shall not be entitled to the Credit Risk Management Fee or any portion thereof with respect to any Mortgage Loan. The excess of the Credit Risk Management Fee with respect to each Mortgage Loan over the amount payable to the Credit Risk Manager as described in this paragraph shall be paid to the Sponsor pursuant to Section 5.04(a).

Section 3.34  Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer and/or Master Servicer under the related Credit Risk Management Agreement or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer and/or Master Servicer pursuant to the related Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

ARTICLE IV

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

Section 4.01  The Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the Servicing Agreement. The Master Servicer shall independently and separately monitor the servicing activities of the Servicer with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, provide such information relating to the Mortgage Loans to the Securities Administrator as shall be necessary to enable it to prepare the statements specified in Section 5.06 and any other information and statements required to be provided by the Securities Administrator hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not have any duty or obligation to enforce any Credit Risk Management Agreement that the Servicer is a party to (the “Servicer Credit Risk Management Agreement”) or to supervise, monitor or oversee the activities of the Credit Risk Manager under the Servicer Credit Risk Management Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager.

The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Trustee necessary or appropriate to enable the Servicer and the Master Servicer to service or master service and administer the Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or the Servicer.

The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable and, in each case, provided to the Trustee by the Servicer or the Master Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

Section 4.02  Monitoring of Servicer.

The Master Servicer shall be responsible for monitoring the compliance by the Servicer with its duties under the Servicing Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to the Servicer’s compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement, or that a notice should be sent pursuant to the Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to this Section and Article VIII, shall notify the Trustee and the Trustee shall terminate the rights and obligations of the Servicer under the Servicing Agreement in accordance with the provisions of Article VIII. The Trustee shall act as servicer of the Mortgage Loans or enter in to a new servicing agreement with a successor servicer selected by the Trustee with the consent of the Master Servicer (such consent not to be unreasonably withheld); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Trustee or such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Trustee, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Trustee shall pay the costs of such enforcement, provided that no provision of this Agreement shall require the Trustee, to expend or risk its own funds or otherwise incur any financial liability in the performance or any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

To the extent that the costs and expenses related to the termination of the Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Trustee as Successor Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Successor Servicer to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

If the Trustee acts as Successor Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 4.03  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that shall be in such form and amount generally acceptable for entities serving as master servicers or trustees, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 4.04  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Section 9.13 hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.02, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer or an Authorized Servicer Representative, with any powers of attorney (in form acceptable to Trustee) empowering the Master Servicer, or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or the Servicer and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the Servicing Agreement and to the extent the Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

Section 4.06  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

The Master Servicer shall transmit and the Servicer (to the extent required under the Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof or in the case of the Servicer, the Servicing Agreement, to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer shall (and to the extent provided in the Servicing Agreement) cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement.

Section 4.07  Standard Hazard Insurance and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 3.31, any amounts collected by the Master Servicer or by the Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.32. Any cost incurred by the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Servicer pursuant to the Servicing Agreement.

Section 4.08  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall enforce (to the extent provided in the Servicing Agreement) the Servicer’s obligations to prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 4.09  Maintenance of the Primary Mortgage Insurance Policies.

The Master Servicer shall not take, or (to the extent within its control) permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to enforce Servicer’s obligation (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Master Servicer shall not, and (to the extent within its control) shall not permit the Servicer (to the extent provided in the Servicing Agreement) to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

The Master Servicer agrees to enforce the Servicer’s obligation (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.31, any amounts collected by the Master Servicer or the Servicer under any primary mortgage insurance policies shall be deposited by the Servicer or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.10  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the Servicer otherwise have fulfilled its obligations under this Agreement and the Servicing Agreement, the Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

Section 4.11  Realization Upon Defaulted Loans.

The Master Servicer shall enforce the Servicer’s obligation (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the Servicing Agreement.

Section 4.12  Compensation for the Master Servicer.

As compensation for its services hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee and all income and gain realized from any investment of funds in the Distribution Account (the “Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

The amount of the Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.14.

Section 4.13  REO Property.

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall enforce, to the extent provided in the Servicing Agreement, the Servicer’s obligation to sell, and the Servicer agrees to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. Further, the Master Servicer shall to the extent provided in the Servicing Agreement, enforce the Servicer’s obligation to sell any REO Property prior to three (3) years after the end of the calendar year of its acquisition by REMIC I, unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall to the extent provided in the Servicing Agreement, cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

The Master Servicer shall enforce, to the extent required by the Servicing Agreement, the Servicer’s obligation to deposit all funds collected and received in connection with the operation of any REO Property in the Custodial Account maintained by the Servicer.

The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees and Master Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Master Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 4.14  Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer under the Servicing Agreement with respect to Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date, and not so paid by the Servicer and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

ARTICLE V

ADVANCES AND DISTRIBUTIONS

Section 5.01  Advances.

If the Scheduled Payment on a Mortgage Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the Servicer fails to make an advance of the delinquent amount pursuant to the Servicing Agreement, then the Trustee (in its capacity as Successor Servicer) shall deposit in the Distribution Account on the Remittance Date on which such Advance was required to be remitted by the Servicer, from its own funds an amount equal to such delinquency, net of the Servicing Fee for such Mortgage Loan except to the extent the Trustee determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds, or future payments on the Mortgage Loan for which such Advance was made; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to this Section 5.01; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by the Trustee in connection with the making of any such required Advance shall not be considered a default by the Trustee as successor to the Servicer; provided, however, that (1) it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Trustee or any Successor Servicer and (2) any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by the Trustee in connection with the making of any such Advance shall not be considered a default by the Trustee as successor to the Servicer.

Section 5.02  Compensating Interest Payments.

In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in full by the Mortgagor with respect to any Mortgage Loan, the Servicer shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Custodial Account, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Sponsor, the Trust Fund, the Master Servicer or the Certificateholders. In the event that the Servicer fails to make such payments, the Master Servicer shall deposit in the Distribution Account not later than each Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer under the Servicing Agreement with respect to Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date, and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

Section 5.03  REMIC Distributions.

On each Distribution Date the Securities Administrator, shall be deemed to allocate distributions to the REMIC I Regular Interests in accordance with Section 5.07 hereof.

Section 5.04  Distributions.

(a)  On each Distribution Date, the Available Distribution Amount for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of funds on deposit in the Distribution Account, in the following order of priority:

First, in the following order of priority:

1.
from the Interest Remittance Amount to the holders of the Senior Certificates on a pro rata basis, based on the entitlement of each such Class, the Senior Interest Distribution Amount for each such Class and for such Distribution Date;

2.
to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amount to the Holders of the Senior Certificates, to the Holders of the Class M-1 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

3.
to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amount to the Holders of the Senior Certificates and the Interest Distribution Amount to Holders of the Class M-1 Certificates, to the Holders of the Class M-2 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

4.
to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amount to the Holders of the Senior Certificates, the Interest Distribution Amount to the Holders of the Class M-1 Certificates and the Interest Distribution Amount to the Holders of the Class M-2 Certificates, to the Holders of the Class M-3 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

5.
to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amount to the Holders of the Senior Certificates, the Interest Distribution Amount to the Holders of the Class M-1 Certificates, the Interest Distribution Amount to the Holders of the Class M-2 Certificates and the Interest Distribution Amount to the Holders of the Class M-3 Certificates, to the Holders of the Class M-4 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

Second, to pay principal on the Certificates, to the extent of the Principal Distribution Amount for each Distribution Date, in the following amount and order of priority:

1.	The Senior Principal Distribution Amount for such Distribution Date will be distributed to the Senior Certificates as follows:

first, to the Class A-6 Certificates, in an amount up to the Class A-6 Lockout Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

second, any remaining Senior Principal Distribution Amount after the distribution described in clause first above, sequentially:

• to the Class A-1 Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero;

• to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

• to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

• to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

• to the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

• to the Class A-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

provided, however, on any Distribution Date after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero, distributions of principal to the Senior Certificates will be allocated among such Senior Certificates concurrently on a pro rata basis, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such Class has been reduced to zero.

2.
To the extent of any Principal Distribution Amount remaining after distribution of the Senior Principal Distribution Amount to the Holders of the Senior Certificates on such Distribution Date, to the Class M-1 Certificates, in an amount equal to the Class M-1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

3.
To the extent of any Principal Distribution Amount remaining after distribution of the Senior Principal Distribution Amount to the Holders of the Senior Certificates on such Distribution Date and the distribution of the Class M-1 Principal Distribution Amount to the Holders of the Class M-1 Certificates on such Distribution Date, to the Class M-2 Certificates, in an amount equal to the Class M-2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

4.
To the extent of any Principal Distribution Amount remaining after distribution of the Senior Principal Distribution Amount to the Holders of the Senior Certificates on such Distribution Date, the distribution of the Class M-1 Principal Distribution Amount to the Holders of the Class M-1 Certificates on such Distribution Date and the distribution of the Class M-2 Principal Distribution Amount to the Holders of the Class M-2 Certificates on such Distribution Date, to the Class M-3 Certificates in an amount equal to the Class M-3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

5.
To the extent of any Principal Distribution Amount remaining after distribution of the Senior Principal Distribution Amount to the Holders of the Senior Certificates on such Distribution Date, the distribution of the Class M-1 Principal Distribution Amount to the Holders of the Class M-1 Certificates on such Distribution Date, the distribution of the Class M-2 Principal Distribution Amount to the Holders of the Class M-2 Certificates on such Distribution Date and the distribution of the Class M-3 Principal Distribution Amount to the Holders of the Class M-3 Certificates on such Distribution Date, to the Class M-4 Certificates in an amount equal to the Class M-4 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

Third, after the payment of interest and principal to the Certificates as described in clauses First and Second above, any Net Monthly Excess Cashflow for such Distribution Date will be distributed as follows:

1.
To the Holders of the Publicly Offered Certificates in an amount equal to any Extra Principal Distribution Amount for such Distribution Date, payable to such Holders as part of the Principal Distribution Amount in accordance with clause Second above;

2.
To the Holders of the Class M-1 Certificates, then to the Holders of the Class M-2 Certificates, then to the Holders of the Class M-3 Certificates and then to the Holders of the Class M-4 Certificates, the related Interest Carry Forward Amount for each such Class and such Distribution Date;

3.
To the Net WAC Reserve Fund, in respect of the Senior Certificates, an amount equal to (i) with respect to the Senior Certificates (other than the Class A-1 Certificates), the sum of the related Net WAC Rate Carryover Amounts, if any, for each such Class for such Distribution Date or any prior Distribution Dates and (ii) with respect to the Class A-1 Certificates, the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class A-1 Certificates exceeds the amount received by the Securities Administrator with respect to the Cap Contract for such Distribution Date or any prior Distribution Date;

4.	To the Net WAC Reserve Fund, in respect of the Class M-1 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

5.	To the Net WAC Reserve Fund, in respect of the Class M-2 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

6.	To the Net WAC Reserve Fund, in respect of the Class M-3 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

7.	To the Net WAC Reserve Fund, in respect of the Class M-4 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

8.	To the Holders of the Class X Certificates, the Class X Distribution Amount; and

9.	To the Holders of the Class R Certificates, in respect of the Class R-2 Interest, any remaining amounts.

On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Certificates as described in clauses First and Second above and after the distribution of the Net Monthly Excess Cashflow as described in clause Third above, will withdraw from the Net WAC Reserve Fund the amounts on deposit therein and distribute such amounts to the Senior Certificates and the Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such Class in the following manner and order of priority: first, concurrently to the Senior Certificates, on a pro rata basis, based on the entitlement of each such Class, the related Net WAC Rate Carryover Amount (after taking into account payments made pursuant to the Cap Contract with respect to the Class A-1 Certificates) for such Distribution Date for each such Class; second, to the Class M-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; third, to the Class M-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; fourth, to the Class M-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class and fifth, to the Class M-4 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and deposited in the Distribution Account will be withdrawn from such Distribution Account and distributed by the Securities Administrator to the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

On the Distribution Date in August 2011, the Securities Administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the Securities Administrator for the exclusive benefit of the Class P Certificateholders.

(b)  Subject to Section 10.02 hereof respecting the final distribution on a Class of Publicly Offered Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Holder of a Publicly Offered Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating ten percent (10%) or more with respect to such Class or, if not, by check mailed by First Class Mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Publicly Offered Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

Section 5.05  Allocation of Realized Losses.

(a)  On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month, based solely on the reports delivered by the Servicer pursuant to the Servicing Agreement.

(b)  The interest portion of Realized Losses shall be allocated to the Certificates as described in Section 1.02 hereof.

(c)  The principal portion of all Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 5.05(d) shall be allocated on each Distribution Date as follows: first, in reduction of the Net Monthly Excess Cashflow; second, to the Class X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and sixth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All such Realized Losses to be allocated to the Certificate Principal Balances of the Mezzanine Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Mezzanine Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Mezzanine Certificates, on such Distribution Date.

Any allocation of the principal portion of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to the Class X Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.04(a) clause Third. No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Senior Certificates or Class P Certificates.

All such Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)  The principal portion of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC I Regular Interest LT-AA and REMIC I Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC I Regular Interest LT-AA and REMIC I Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-M4 and REMIC I Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LT-M3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-M3 and REMIC I Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LT-M3 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-M2 and REMIC I Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LT-M2 has been reduced to zero; and sixth, to the Uncertificated Principal Balances of REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-M1 and REMIC I Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LT-M1 has been reduced to zero.

(e)  Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Securities Administrator discovers, based solely on the reports delivered by the Servicer under the Servicing Agreement, that any Subsequent Recoveries have been collected by the Servicer with respect to a Mortgage Loan, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Mezzanine Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Mezzanine Certificates pursuant to this Section 5.05. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Mezzanine Certificates, beginning with the Class of Mezzanine Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 5.05. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Mezzanine Certificate of such Class in accordance with its respective Percentage Interest.

Section 5.06  Reserved.

Section 5.07  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Depositor, the Credit Risk Manager and the PMI Insurer via its website a statement setting forth the following information for the Certificates:

(i)  the Interest Accrual Period and general Distribution Dates for each Class of Certificates;

(ii)  the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;

(iii)  the total cash flows received and the general sources thereof;

(iv)  the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the amount of Prepayment Charges distributed to the Class P Certificates and (D) the Extra Principal Distribution Amount;

(v)  the amount distributed to Holders of each Class on such Distribution Date allocable to interest;

(vi)  the Certificate Principal Balance or Certificate Notional Balance of each Class of Certificates, if applicable, after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

(vii)  the aggregate amount of P&I Advances included in the distributions on the Distribution Date;

(viii)  the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(ix)  the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to Section 4.14 of this Agreement;

(x)  the cumulative amount of Realized Losses for the Mortgage Loans to date and, in addition, if the Certificate Principal Balance of any Class of Certificates have been reduced to zero, the cumulative amount of any Realized Losses that have not been allocated to any Class of Certificates;

(xi)  the Overcollateralization Amount, the Credit Enhancement Percentage, any Overcollateralization Increase Amount and any Overcollateralization Reduction Amount for such Distribution Date;

(xii)  the amount of any Prepayment Charges remitted by the Servicer;

(xiii)  the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(xiv)  the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(xv)  the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(xvi)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and the Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xvii)  the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(xviii)  the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are sixty (60) days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans as of the last day of such Distribution Date;

(xix)  the aggregate Servicing Fee received by the Servicer and the Master Servicing Fees received by the Master Servicer during the related Due Period;

(xx)  the amount of the Credit Risk Management Fees paid to the Credit Risk Manager and/or the Sponsor for such Distribution Date;

(xxi)  the amount, if any, of other fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(xxii)  the amount of any Net WAC Rate Carryover Amounts and the amount in the Net WAC Reserve Fund after all deposits and withdrawals on such Distribution Date;

(xxiii)  whether the Stepdown Date has occurred and whether any Trigger Event is in effect;

(xxiv)  the amount of payments received from the Servicer related to claims under the PMI Policy during the related Prepayment Period (based solely on information provided by the Servicer);

(xxv)  (A) the dollar amount of claims made under each PMI Policy that were denied (as identified by the Servicer) during the Prepayment Period (and the number of Mortgage Loans to which such denials related) and (B) the dollar amount of the cumulative claims made under the PMI Policy that were denied since the Closing Date (and the number of Mortgage Loans to which such denials related) (based solely on information provided by the Servicer);

(xxvi)  the PMI Threshold Percentage for such Distribution Date; and

(xxvii)  amounts payable in respect of the Cap Contract.

The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)  The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer and the Cap Provider. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 5.06 to each Rating Agency.

(c)  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)  The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

(ii)  The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

(iii)  The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)  The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)  The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

(vi)  The amount and timing of any non-interest expenses of a REMIC; and

(vii)  Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.13.

Section 5.08  REMIC Designations and REMIC Allocations.

(a)  The Securities Administrator shall elect that each of REMIC I and REMIC II shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The REMIC I Regular Interests shall constitute the assets of REMIC II.

(b)  On each Distribution Date, the Available Distribution Amount, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates, as the case may be:

(i)  to Holders of REMIC I Regular Interest LT-AA, REMIC Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3, REMIC I Regular Interest LT-M4 and REMIC I Regular Interest LT-ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest LT-ZZ shall be reduced and deferred when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC I Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC Regular Interest LT-A1, REMIC Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3 and REMIC I Regular Interest LT-M4 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC I Regular Interest LT-ZZ shall be increased by such amount;

(ii)  second, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder (other than amounts payable under clause (c) below) to the Holders of REMIC I Regular Interest LT-AA and REMIC I Regular Interest LT-P, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC I Regular Interest LT-P shall not be reduced until the Distribution Date in August 2011 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC I Regular Interest LT-P, until $100 has been distributed pursuant to this clause;

(B)  2.00% of such remainder (other than amounts payable under clause (c) below, first, to the Holders of REMIC I Regular Interest LT-A1, REMIC Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-A4, REMIC I Regular Interest LT-A5, REMIC I Regular Interest LT-A6, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-M2, REMIC I Regular Interest LT-M3 and REMIC I Regular Interest LT-M4, 1.00%, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero and second, to the Holders of REMIC I Regular Interest LT-ZZ until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; then

(iii)  any remaining amount to the Holders of the Class R Certificates;

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC I Regular Interest LT-AA and REMIC I Regular Interest LT-P, in that order and (ii) REMIC I Regular Interest LT-ZZ, respectively; provided that REMIC I Regular Interest LT-P shall not be reduced until the Distribution Date in August 2011, at which point such amount shall be distributed to REMIC I Regular Interest LT-P, until $100 has been distributed pursuant to this clause.

Section 5.09  Prepayment Charges.

(a)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and deposited in the Distribution Account will be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Class P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

(b)  The Master Servicer shall not be obligated to recalculate or verify Prepayment Charges collected by the Servicer and remitted to the related Deposit Account for distribution to the related Certificateholders.

Section 5.10  Class P Certificate Account.

The Securities Administrator shall establish and maintain with itself a separate, segregated trust account titled “Wells Fargo Bank, N.A., for the benefit of Nomura Asset Acceptance Corporation, Alternative Loan Trust 2006-WF1 Class P Certificate Account”. On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account $100.00. The amount on deposit in the Class P Certificate Account shall be held uninvested. On the Distribution Date in August 2011, the Securities Administrator shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof.

Section 5.11  Net WAC Reserve Fund.

(a)  The Securities Administrator shall establish a Net WAC Reserve Fund on behalf of the holders of the Publicly Offered Certificates. The Net WAC Reserve Fund must be an Eligible Account. The Net WAC Reserve Fund shall be entitled “Net WAC Reserve Fund, Wells Fargo Bank, National Association for the benefit of holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-WF1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3 and Class M-4”. Any payments received by the Securities Administrator under the Cap Contract shall be deposited into the Net WAC Reserve Fund for the benefit of the Class A-1 Certificates. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Reserve Fund $5,000. On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to any Class of Certificates, the Securities Administrator shall deposit the amounts pursuant to paragraphs 3, 4, 5, 6 and 7 of clause Third of Section 5.04(a) into the Net WAC Reserve Fund and the Securities Administrator has been directed by the Class X Certificateholder to distribute such amounts to the Holders of the Publicly Offered Certificates in the amounts and priorities set forth in clause Third of Section 5.04(a).

(b)  The Net WAC Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust Fund shall be the nominal owner of the Net WAC Reserve Fund. The Class X Certificateholders shall be the beneficial owners of the Net WAC Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 5.04(a). Amounts in the Net WAC Reserve Fund shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the written direction of the Majority Class X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class X Certificateholder, not as a distribution in respect of any interest in any REMIC (pursuant to Section 5.08). All amounts earned on amounts on deposit in the Net WAC Reserve Fund shall be taxable to the Majority Class X Certificateholder. Any losses on such investments shall be deposited in the Net WAC Reserve Fund by the Majority Class X Certificateholder out of its own funds immediately as realized. In the event that the Majority Class X Certificateholder shall fail to provide investment instructions to the Securities Administrator, the amounts on deposit in the Net WAC Reserve Fund shall be held uninvested.

(c)  For federal tax return and information reporting, the value of the right of the holder of the Class A-1 Certificates to receive payments from the Net WAC Reserve Fund shall be $9,000.00 and the amount allocated to the right of the holders of the Publicly Offered Certificates (other than the Class A-1 Certificates) to receive payments from the Net WAC Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be zero.

Section 5.12  Reports Filed with Securities and Exchange Commission.

(a)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported to the Depositor and the Securities Administrator by the entity indicated on Exhibit N and approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, within five (5) calendar days after the related Distribution Date, (i) each Transaction Party shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit H hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)  After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two (2) calendar days after receipt of such copy, but no later than the twelfth (12th) calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.12(c)(ii). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.12(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, within four (4) Business Days after the occurrence of an event set forth on Exhibit N hereto or such other event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), or if requested by the Depositor, and subject to receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the responsible party for providing that information, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the second (2nd) Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)  After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third (3rd) Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.12(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that it has filed. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.12(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)  (i)On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any monthly report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.12(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)  (i)For so long as the trust is subject to Exchange Act reporting requirements, within ninety (90) days after the end of each calendar year or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), (it being understood that the fiscal year for the trust ends on December 31 of each year) commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Servicing Function Participant (other than the Custodian), as described under Section 3.13, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Servicing Function Participant, as described under Section 3.14 and the Custodial Agreement, and (B) if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Servicing Function Participant, as described under Section 3.14, and (B) if any registered public accounting firm attestation report described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.18. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K as set forth on Exhibit N under Form 10-K (“Additional Form 10-K Disclosure”) shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit N, and shall be approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) each Transaction Party shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii)  After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.12(c)(ii). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K to be filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.12(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 5.12(d), Section 3.13, Section 3.14 and Section 3.18. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)  On each Distribution Date, the Securities Administrator will calculate the PMI Threshold Percentage based on information provided by the Servicer and the PMI Insurer. The PMI Threshold Percentage will be included in the statement to Certificateholders prepared and made available by the Securities Administrator pursuant to Section 5.07 of this Agreement. The Depositor will be obligated to provide to the Securities Administrator any financial statements of or other information relating to the PMI Insurer that may be required to be included in any Form 10-D, Form 8-K or Form 10-K or written notification instructing the Securities Administrator that such Additional Disclosure is not necessary for such Distribution Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

(f)  The Master Servicer, the Depositor, the Custodian, the Sponsor and Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such party’s obligations under this Section 5.12 or such party’s negligence, bad faith or willful misconduct in connection therewith.

Notwithstanding the provisions of Section 11.01, this Section 5.12 may be amended without the consent of the Certificateholders.

Any notice required to be delivered by the Securities Administrator to the Depositor pursuant to this Sections 3.13, 3.14, 3.18 or 5.12 shall be delivered by the Securities Administrator by facsimile and electronic mail to Juliet Buck, Esq. at (646) 587-9817 and jbuck@us.nomura.com, with a copy to John Graham at (646) 587-9592 and jgraham@us.nomura.com and a copy to N. Dante LaRocca at (646) 587-9804 and dlarocca@us.nomura.com.

ARTICLE VI

THE CERTIFICATES

Section 6.01  The Certificates.

(a)  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-5. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance	Pass-Through Rate
A-1	$ 25,000	$1	$ 133,955,000	Class A-1 Pass-Through Rate
A-2	$ 25,000	$1	$ 28,480,000	Class A-2 Pass-Through Rate
A-3	$ 25,000	$1	$ 37,886,000	Class A-3 Pass-Through Rate
A-4	$ 25,000	$1	$ 50,423,000	Class A-4 Pass-Through Rate
A-5	$ 25,000	$1	$ 26,149,000	Class A-5 Pass-Through Rate
A-6	$ 25,000	$1	$ 30,670,000	Class A-6 Pass-Through Rate
M-1	$ 25,000	$1	$ 11,764,000	Class M-1 Pass-Through Rate
M-2	$ 25,000	$1	$ 10,400,000	Class M-2 Pass-Through Rate
M-3	$ 25,000	$1	$ 5,967,000	Class M-3 Pass-Through Rate
M-4	$ 25,000	$1	$ 3,410,000	Class M-4 Pass-Through Rate
P	$ 1	$1	$ 100.00	N/A
X	$ 1	$1	$	Class X Pass-Through Rate
R	N/A	N/A	N/A	N/A

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

(b)  The Class X Certificates and Class P Certificates offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) will be issued in the form of Definitive Certificates.

Section 6.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09, a Certificate Register for the Certificates in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit F (the “Investment Letter”) or Exhibit G (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, the Securities Administrator, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No Transfer of an ERISA Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Securities Administrator for the benefit of the Securities Administrator, the Depositor and the Servicer and on which they may rely to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor or any Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor or any Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code other than in compliance with the foregoing shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Securities Administrator shall not be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

Each beneficial owner of a Mezzanine Certificate or Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by S&P or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(c)  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit D) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

(C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit E) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)  Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii)  The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)  (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)  If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)  The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v)  The provisions of this Section 6.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)  written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)  an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC to cease to qualify as a REMIC and will not cause any REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(d)  Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(e)  At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to the Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest and the Class R-2 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

(f)  No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(g)  The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Securities Administrator, the Depositor or the Sponsor.

(h)  All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 6.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 6.04  Persons Deemed Owners.

The Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator and any of their agents may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator nor any of their agents shall be affected by any notice to the contrary.

Section 6.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06  Book-Entry Certificates.

The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Depositor, the Servicer, the Trustee, the Master Servicer and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

Section 6.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 6.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of either of the events described in clauses (a) or (b) above, Certificate Owners of such Book-Entry Certificates having not less than fifty one percent (51%) of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 6.09  Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at the applicable Corporate Trust Office of the Securities Administrator. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VII

THE DEPOSITOR AND THE MASTER SERVICER

Section 7.01  Liabilities of the Depositor and the Master Servicer.

Each of the Depositor and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02  Merger or Consolidation of the Depositor or the Master Servicer.

(a)  Subject to subsection (b) below, the Depositor will keep in full force and effect its rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b)  The Depositor or the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer shall be the successor of the Depositor or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03  Indemnification of the Depositor and Servicing Function Participants.

(a)  The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation of and the termination of this Agreement.

(b)  [Reserved]

(c)  Each of the Depositor, Master Servicer, Securities Administrator and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Master Servicer, the Securities Administrator, the Trustee and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations hereunder, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement or any information, data or materials required to be included in any 1934 Act report, (b) any material misstatement or omission in any information, data or materials provided by such party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in (i) any Compliance Statement, Assessment of Compliance or Attestation Report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning the Master Servicer or the Securities Administrator), or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder. If the indemnification provided for in this Section 11.03(e) is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

Section 7.04  Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.

Subject to the obligation of the Depositor to indemnify the Indemnified Persons pursuant to Section 7.03 and the Servicer’s indemnification obligations under the Servicing Agreement:

(a)  None of the Depositor, the Securities Administrator, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Securities Administrator, the Master Servicer and the Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement or the Servicing Agreement, as applicable, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Securities Administrator, the Master Servicer or any such Person against any breach of warranties, representations or covenants made herein or under the Servicing Agreement or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreement.

(b)  The Depositor, the Securities Administrator, the Master Servicer, the Servicer and any director, officer, employee or agent of the Depositor, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreement.

(c)  The Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Servicing Agreement, the Custodial Agreement or the Certificates (including any pending or threatened claim or legal action), other than (i) with respect to the Servicer, such loss, liability or expense related to the Servicer’s failure to perform its duties in compliance with the Servicing Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, with respect to the Custodian, to the Custodian’s failure to perform its duties under the Custodial Agreement, (ii) with respect to the Servicer, any such loss, liability or expense incurred by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or (iii) with respect to the Custodian, any such loss, liability or expense incurred by reason of the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(d)  The Depositor, the Securities Administrator, the Servicer or the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement or the Servicing Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Securities Administrator, the Servicer and the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the Servicing Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder and under the Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Servicing Agreement or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreement) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Securities Administrator, the Servicer and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 3.27 or Section 3.32, as applicable. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

(f)  The Trustee shall not be liable for any acts or omissions of the Master Servicer, Servicer, the Depositor or the Custodian.

Section 7.05  Reserved.

Section 7.06  Appointment of Special Servicer.

The Sponsor may, at its option, appoint a special servicer with respect to certain of the Mortgage Loans. The Sponsor and the Servicer shall negotiate in good faith with any proposed special servicer with respect to the duties and obligations of such special servicer with respect to any such Mortgage Loan. Any Subservicing Agreement shall contain terms and provisions not inconsistent with this Agreement and the Servicing Agreement and shall obligate the special servicer to service such Mortgage Loans in accordance with standard of care set forth in the Servicing Agreement. The fee payable to the special servicer for the performance of such duties and obligations will paid from the Servicing Fee collected by the Servicer with respect to each such Mortgage Loan and will be remitted to such special servicer by the Servicer.

Section 7.07  Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.08 shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 7.08  Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation and assuming the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Section 7.09  Rights of the Depositor in Respect of the Master Servicer.

The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer’s rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee its most recent financial statements and such other information relating to the Master Servicer’s capacity to perform its obligations under this Agreement as it possesses. To the extent the Depositor and the trustee are informed that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section 7.09 shall limit the obligation of the Master Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 7.09 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 7.09 shall require the Master Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Master Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

ARTICLE VIII

DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER

Section 8.01  Events of Default.

In case one or more events of default by the Servicer under the Servicing Agreement (each, a “Servicer Default”) shall occur and be continuing, then, and in each and every such case, so long as a Servicer Default shall not have been remedied, the Master Servicer shall notify the Trustee and the Trustee, by notice in writing to the defaulting Servicer, shall with respect to a payment default by the Servicer pursuant to the Servicing Agreement and, upon the occurrence and continuance of any other Servicer Default, may, and, at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under this Agreement and the Servicing Agreement and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the defaulting Servicer under the Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the defaulting Servicer for the same with respect to a default by the Servicer. On or after the receipt by the defaulting Servicer of such written notice, all authority and power of the Servicer under the Servicing Agreement whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. Upon receipt of the above-mentioned termination notice, the defaulting Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee’s (or its Custodian’s) possession all Mortgage Files relating to the related Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The defaulting Servicer shall cooperate with the Trustee in effecting the termination of the Servicer’s responsibilities and rights under the Servicing Agreement including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the defaulting Servicer to the Custodial Account or thereafter received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under the Servicing Agreement on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise. The Trustee shall not have knowledge of any Servicer Default unless a Responsible Officer of the Trustee has actual knowledge or unless written notice of the Servicer Default is received by the Trustee at its address for notice and such notice references the Certificates, the Trust Fund or this Agreement.

(a)  In case one or more of the following events of default by the Master Servicer (each, a “Master Servicer Default”) shall occur and be continuing, that is to say:

(i)  any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.03, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least twenty-five percent (25%) of the Voting Rights; or

(ii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iii)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iv)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(v)  so long as the Trust Fund is subject to Exchange Act reporting requirements, failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14, 3.18 or 5.12.

If a Master Servicer Default shall occur, then, and in each and every such case, so long as such Master Servicer Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Default of which it has knowledge as provided above.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.

Section 8.02  Master Servicer to Act; Appointment of Successor.

On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall become the successor to the Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the Servicing Agreement, including, the obligation to make Advances, except as otherwise provided herein; provided, however, that the Trustee’s obligation to make Advances in its capacity as Successor Servicer shall not be subject to such 90 day transition period and the Trustee will make any Advance required to be made by the terminated Servicer on the Distribution Date on which the terminated Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act as Servicer under the Servicing Agreement, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the terminated Servicer or (iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer.

Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to this Agreement or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as Successor Servicer of the Mortgage Loans under the Servicing Agreement, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than any liabilities of the terminated Servicer hereof incurred prior to termination of the Servicer under the Servicing Agreement), with like effect as if originally named as a party to the Servicing Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the terminated Servicer in accordance with this Section 8.02, the Trustee shall not resign as Servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the terminated Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the terminated Servicer under the Servicing Agreement. The Trustee and such successor shall take such action, consistent with this Agreement and the Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer as may be required herein shall be payable to the Trustee from the Distribution Account pursuant to Section 3.31. Any successor to the terminated Servicer as Successor Servicer under the Servicing Agreement shall give notice to the applicable Mortgagors of such change of the Servicer and shall, during the term of its service as Successor Servicer maintain in force the policy or policies that the terminated Servicer is required to maintain pursuant to the Servicing Agreement.

On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer (and, if applicable, the Securities Administrator) in its capacity as Master Servicer (and, if applicable, the Securities Administrator) under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.3 and the obligation to deposit amounts in respect of losses pursuant to Section 3.22(c)) by the terms and provisions hereof. As compensation therefor, the Trustee shall be entitled to and all funds relating to the Loans, investment earnings on the Distribution Account and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates so request in writing promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $25,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

No appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s (and, if applicable, the Securities Administrator’s) responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer (and, if applicable, the Securities Administrator) as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, the Trustee shall act in such capacity as hereinabove provided. The transition costs and expenses incurred by the Trustee in connection with the replacement of the Master Servicer (and, if applicable, the Securities Administrator) shall be reimbursed out of the Trust Fund.

Section 8.03  Notification to Certificateholders.

(a)  Upon any termination of or appointment of a successor to the Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within sixty (60) days after the occurrence of any Servicer Default or Master Servicer Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Servicer Default or Master Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

Section 8.04  Waiver of Servicer Defaults and Master Servicer Defaults.

The Trustee may waive only by written notice from Certificateholders evidencing 66-2/3% of the Voting Rights (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by the Servicer or Master Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default or Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE IX

CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator.

(a)  The Trustee, prior to the occurrence of a Servicer Default or Master Servicer Default, and after the curing or waiver of all Servicer Defaults or Master Servicer Defaults, which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Servicer Default or Master Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

(b)  Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

(c)  The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

(d)   No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  Prior to the occurrence of a Servicer Default or Master Servicer Default and after the curing or waiver of all such Servicer Defaults or Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or other power conferred upon the Trustee or the Securities Administrator under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Servicer Default or Master Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default, Servicer Default or Master Servicer Default;

(v)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated; and

(vii)  None of the Sponsor, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the terminated Servicer or Master Servicer hereunder.

(e)  All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 9.02  Certain Matters Affecting the Trustee and Securities Administrator.

(a)  Except as otherwise provided in Section 9.01:

(i)  The Trustee and the Securities Administrator may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor, the Depositor or the Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default or Master Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(iv)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Prior to the occurrence of a Servicer Default or Master Servicer Default hereunder and after the curing or waiver of all Servicer Defaults or Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than twenty-five percent (25%) of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee’s agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

(vii)  Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its gross negligence or willful misconduct in the performance of any such act;

(viii)  The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

(ix)  The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement;

(x)  The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property;

(xi)  The Trustee is hereby directed by the Depositor to execute the Cap Contract on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of the Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contract, the Trustee shall not be required to make any payments to the counterparty under the Cap Contract.

(xii)  None of the Securities Administrator, the Master Servicer, the Servicer, the Sponsor, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another; and

(xiii)  The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 9.03  Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgements of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency (other than as specifically set forth in Section 9.12) of the Cap Contract, the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Section 2.02. The Securities Administrator’s signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans.

Section 9.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any other capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.

Section 9.05  Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodian or the Securities Administrator including any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Cap Contract and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or the Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to this Agreement or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodian. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from any REMIC therefor.

Section 9.06  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Sponsor or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or rated at least "A-1" by S&P (or such rating acceptable to Fitch pursuant to a rating confirmation). Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Section 9.07  Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, without limitation, and in the case of the Securities Administrator, upon the resignation or removal of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least fifty-one percent (51%) of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 9.08  Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section 9.08, the successor trustee or successor securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or successor securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 9.09  Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or Securities Administrator or shall be the successor of the Trustee or Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 9.11  Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office initially located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 9.12  Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, the Servicer and the Depositor as applicable, as of the Closing Date, that:

(i)  It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)  The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

Section 9.13  Tax Matters.

It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Securities Administrator shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.13 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Securities Administrator shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Securities Administrator shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within ten (10) days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any REMIC after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Section, (ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class M-4 Certificates, second, to the Class M-3 Certificates, third, to the Class M-2 Certificates, fourth, to the Class M-1 Certificates, and fifth, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its monthly report to Certificateholders distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of this Agreement, (2) for any losses other than arising out of a grossly negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

Section 10.01  Termination Upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and of the Securities Administrator to make payments in respect of the REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) upon the earlier of (a) the Master Servicer’s exercise of its optional right to purchase the Mortgage Loans and related REO Properties (the “Cleanup Call”) and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The Cleanup Call or shall be exercisable at a price (the “Termination Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan, (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any related REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of-pocket costs of the Securities Administrator, the Master Servicer, the Servicer or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right and (v) any other amounts due and owing to the Trustee, the Securities Administrator, the Master Servicer and the Custodian payable pursuant to this Agreement or the Custodial Agreement.

The right to exercise the Cleanup Call pursuant to the preceding paragraph shall be exercisable if the Stated Principal Balance of all of the Mortgage Loans at the time of any such repurchase, is less than or equal to ten percent (10%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

Section 10.02  Final Distribution on the Certificates.

If on any Determination Date, (i) the Securities Administrator determines based on the reports delivered by the Master Servicer under this Agreement that there are no Outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Securities Administrator shall notify the Trustee and send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Trustee and the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator set forth herein. If the Master Servicer elects to terminate the Trust Fund pursuant to Section 10.01, at least ten (10) days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Securities Administrator and the Trustee of the date the Master Servicer intends to terminate the Trust Fund. The Master Servicer shall remit the related Termination Price to the Securities Administrator on behalf of the Trust Fund on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

Notice of the exercise of the Cleanup Call, specifying the Distribution Date on which the Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed no later than the fifteenth (15th) day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to the Certificateholders.

In the event such notice is given, the Master Servicer shall deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date an amount equal to the final distribution in respect of the Certificates. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation and surrender of the related Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining affected Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining affected Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within two (2) years after the second notice all affected Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto and the Securities Administrator shall release such funds upon written direction.

Section 10.03  Additional Termination Requirements.

In the event of (i) the exercise by the Master Servicer of the Cleanup Call pursuant to the terms of this Agreement or (ii) the final payment on or other liquidation of the last Mortgage Loan or REO Property in REMIC I pursuant to Section 10.01, the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)
The Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall establish a ninety-day liquidation period and notify the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for each REMIC pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer or the Depositor, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer or the Depositor, as applicable;

(2)
During such ninety-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall sell all of the assets of REMIC I for cash; and

(3)
At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) to specify the ninety-day liquidation period for REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer or the Depositor, as applicable, and the receipt of the Opinion of Counsel referred to in Section 10.03(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or the Depositor, as applicable.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.

This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Account maintained by the Securities Administrator or the Custodial Accounts maintained by the Servicer is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; provided further that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to effect any changes in the parties obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB and to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against any REMIC at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any REMIC to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to enter into any amendment that affects its rights, duties or immunities under this Agreement or otherwise.

Section 11.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Sponsor or the Depositor shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 11.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 11.05  Notices.

The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(1)	Any material change or amendment to this Agreement;

(2)	The occurrence of any Servicer Default or Master Servicer Default that has not been cured;

(3)	The resignation or termination of the Servicer, the Master Servicer or the Trustee and the appointment of any successor; and

(4)	The final payment to Certificateholders.

In addition, the Securities Administrator shall, upon request, promptly furnish to each Rating Agency copies of the following:

(1)	Each Annual Statement of Compliance described in Section 3.13 of this Agreement; and

(2)	Each Assessment of Compliance and Attestation Report described in Section 3.14.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Asset Acceptance Corp., 2 World Financial Center, Building B, New York, New York 10281 Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1; (ii) in the case of the Sponsor, Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1 or such other address as may be hereafter furnished to the other parties hereto by the Sponsor in writing; (iii) in the case of the Servicer, Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328-0001; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (v) in the case of the Custodian, Wells Fargo Bank, N.A., 24 Executive Park, Suite 100, Irvine, California 92614, (vi) in the case of the Securities Administrator, its Corporate Trust Office; (vii) in the case of the Master Servicer, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention Client Manager - NAAC 2006-WF1) and (viii) in the case of the Rating Agencies, (a) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group and (b) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring. Any notice delivered to the Sponsor or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Sponsor or the Depositor.

Section 11.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than twenty-five percent (25%) of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.10  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.13, 3.14, 3.18 and 5.12 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Securities Administrator and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with requests made by the Sponsor, the Master Servicer, the Securities Administrator or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 11.11  Early Termination of the Cap Contract.

In the event that the Cap Contract is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Sponsor shall, to the extent a replacement contract is available, direct the Trustee to execute a replacement contract comparable to the Cap Contract which was cancelled or otherwise terminated, providing interest rate protection which is equal to the then-existing protection provided by the Cap Contract, which was cancelled or otherwise terminated provided, however, that the cost of any such replacement contract providing the same interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment. If the Trustee is unable to locate a qualified successor Cap Provider, any early termination payment will be remitted to the Net WAC Reserve Fund for the benefit of the Class A-1 Certificates for distribution by the Securities Administrator to the Class A-1 Certificates in accordance with Section 5.04(a), clause Third, item 3.

IN WITNESS WHEREOF, the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA ASSET ACCEPTANCE CORPORATION,
as Depositor
By: /s/ John P. Graham
Name:
Title:
NOMURA CREDIT & CAPITAL, INC.,
as Sponsor
By: /s/ Jeane D. Leschak
Name: Jeane D. Leschak
Title: Director
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer and Securities Administrator
By: /s/ Amy Doyle
Name: Amy Doyle
Title: Vice President
HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee
By: /s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President
With respect to Sections 3.33 and 3.34
PORTFOLIO SURVEILLANCE ANALYTICS, LLC
By: /s/ Kevin J. Cooke
Name: Kevin J. Cooke
Title: Managing Partner

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ___ day of August 2006, before me, a notary public in and for said State, appeared _____________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Asset Acceptance Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ____ day of August 2006 before me, a notary public in and for said State, appeared_______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY	)

On this ____ day of August 2006, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Portfolio Surveillance Analytics, LLC, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of August 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of HSBC Bank USA, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of August 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A-[1][2][3][4][5][6] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __	Initial Pass-Through Rate: [Variable][____%]

Class A-[1][2][3][4][5][6] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006	Aggregate Initial Certificate Principal Balance of the Class A-[1][2][3][4][5][6] Certificates as of the Cut-off Date: $

Trustee: HSBC Bank USA, National Association
First Distribution Date: September 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: June 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-WF1

evidencing a fractional undivided interest in the distributions allocable to the Class A-[1][2][3][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during [FOR CLASS A-1 CERTIFICATES][the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or with respect to the first Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such Distribution Date occurs] [FOR CLASS A-[2][3][4][5][6]][the calendar month immediately preceding the calendar month in which such Distribution Date occurs] on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to [FOR CLASS A-1 CERTIFICATES][the lesser of (i) One-Month LIBOR plus [______]% per annum and (ii) the Net WAC Rate Cap for such Distribution Date] [FOR CLASS A-[2][3][4]] CERTIFICATES][ the Initial Pass-Through Rate set forth on the face hereof for the First Distribution Date and, for each Distribution Date thereafter, the lesser of (i) [______]% per annum and (ii) the Net WAC Rate Cap for such Distribution Date] [FOR CLASS A-[5][6] CERTIFICATES][ the Initial Pass-Through Rate set forth on the face hereof for the First Distribution Date, and for each Distribution Date thereafter, the lesser of (i)(a) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date, [_____]% per annum and (b) with respect to each Distribution Date which occurs thereafter, [_____]% per annum and (ii) the Net WAC Rate Cap for such Distribution Date]. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in June 2036 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund relating to the Mortgage Loans [FOR CLASS A-1 ONLY: (including the Cap Agreement)], all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: August __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[1][2][3][4][5][6] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS M-[1][2][3][4] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [[,/AND] THE CLASS M-1 CERTIFICATES] [[,/AND] [THE CLASS M-2 CERTIFICATES] [AND THE CLASS M-3 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __	Pass-Through Rate: ___%

Class M-[1][2][3][4] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006	Aggregate Initial Certificate Principal Balance of this Class M-[1][2][3][4] Certificate as of the Cut-off Date: $_______________
Trustee: HSBC Bank USA, National Association

First Distribution Date: September 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: June 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-WF1

evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the calendar month prior to the calendar month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the Initial Pass-Through Rate set forth on the face hereof for the First Distribution Date and, for each Distribution Date thereafter, the lesser of (i)(a) with respect to each Distribution Date which occurs on or prior to the Optional Termination Date, [____]% per annum and (b) with respect to each Distribution Date which occurs thereafter, [____]% per annum and (ii) the Net WAC Rate Cap for such Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund relating to the Mortgage Loans, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: August __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
Account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
Assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. __	Percentage Interest: ____

Class X	Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006	Initial Certificate Notional Balance of this Certificate as of the Cut-off Date:

Trustee: HSBC Bank USA, National Association
First Distribution Date: September 25, 2006
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: June 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-WF1

evidencing a fractional undivided interest in the distributions allocable to the Class X Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to the Class X Pass-Through Rate as set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month of the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: August __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. ___	Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006	Aggregate Initial Certificate Principal Balance of the Class P Certificates as of the Cut-off Date: $100

First Distribution Date: September 25, 2006	Initial Certificate Principal Balance of the Certificate as of the Cut-off Date: $100
Trustee: HSBC Bank USA, National Association

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: June 25, 2036
CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-WF1

evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.__

Class R	Percentage Interest: ____

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006

First Distribution Date: September 25, 2006

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: June 25, 2036
CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-WF1

evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month of the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund relating to the Mortgage Loans, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: August __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

a)	the Mortgage Loan identifying number;

b)	the Mortgage Rate in effect as of the Cut-off Date;

c)	the Servicing Fee Rate;

d)	the Net Mortgage Rate in effect as of the Cut-off Date;

e)	the original months to maturity;

f)	the original principal balance;

g)	the Cut-off Date Principal Balance;

h)	the original term;

i)	the remaining term;

j)	the property type;

k)	the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

l)	with respect to each MOM Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

m)	the Servicer;

n)	whether the Mortgage Loan is a Covered Mortgage Loan; and

o)	the PMI Insurer Fee Rate, if applicable.

EXHIBIT C

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (this “Agreement”), dated August 30, 2006, between Nomura Credit & Capital, Inc., a Delaware corporation (the “Seller”) and Nomura Asset Acceptance Corporation, a Delaware corporation (the “Purchaser”).

Preliminary Statement

The Seller intends to sell the Mortgage Loans (as hereinafter identified) and the Cap Contract to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of asset-backed certificates designated as Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1, Mortgage Pass-Through Certificates (the “Certificates”). The Certificates will consist of thirteen (13) classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement for Series 2006-WF1, dated as of August 1, 2006 (the “Pooling and Servicing Agreement”), among the Seller as sponsor, the Purchaser as depositor, Wells Fargo Bank, N.A. (“Wells Fargo”) as master servicer and securities administrator and HSBC Bank USA, National Association as trustee (the “Trustee”). The Purchaser will sell the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates to Nomura Securities International, Inc. (“NSII”) and Citigroup Global Markets, Inc. (together with NSII, the “Underwriters”), pursuant to the Amended and Restated Underwriting Agreement between the Purchaser and NSII, dated July 1, 2006, and the Terms Agreement among the Purchaser and the Underwriters, dated August 29, 2006 (collectively, the “Underwriting Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. Pursuant to the custodial agreement, dated as of August 1, 2006 (the “Custodial Agreement”), among the Trustee, Wells Fargo as servicer (the “Servicer”) and Wells Fargo as custodian (the “Custodian”), the Trustee intends to have the Custodian take possession of the Mortgages and Mortgage Notes, along with certain other documents specified in the Custodial Agreement, as the custodian of the Trustee, in accordance with the terms and conditions thereof.

The parties hereto agree as follows:

SECTION 1.   Agreement to Purchase. The Seller hereby sells, and the Purchaser hereby purchases, on August 30, 2006 (the “Closing Date”), certain conventional, one-to four family, fixed-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”), having an aggregate principal balance as of the close of business on August 1, 2006 (the “Cut-off Date”) of approximately $340,979,043 (the “Closing Balance”), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received, including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans.

SECTION 2.   Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that describes such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement.

SECTION 3.   Consideration.

(a)  In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 10, (i) pay to or upon the order of the Seller in immediately available funds an amount (the “Purchase Price”) equal to (i) $____________* and (ii) a 100% interest in the Class X, Class P and Class R certificates (collectively the “Private Certificates”) which shall be registered in the name of Nomura Securities International, Inc.

(b)  The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

(c)  Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

SECTION 4.   Transfer of the Mortgage Loans.

(a)  Possession of Mortgage Files. The Seller does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b) Delivery of Mortgage Loan Documents. Pursuant to various conveyance documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File as defined in section 2.01 of the Pooling and Servicing Agreement, provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Seller to such effect), the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 2 the Seller may deliver lost note affidavits and indemnities of the Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Seller to such effect. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date, or, in lieu of such assignments, shall provide an Opinion of Counsel pursuant to Section 6 hereof to the effect that the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan. Upon the request of the Purchaser, the Seller will assist the Purchaser in effecting the assignment referred to above.

* Please contact Nomura Credit & Capital, Inc. for pricing information.

(c) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within thirty (30) days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d) Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven (7) days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

(e) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

SECTION 5.   Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller and/or the Seller’s custodians. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, the Underwriters and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, the Underwriters and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller’s custodians) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, the Underwriters and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, the Underwriters and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Custodian on behalf of the Trustee, for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller a certification in the form attached as Exhibit 1 to the Custodial Agreement.

(c)  Pursuant to the Pooling and Servicing Agreement, the Trustee or the Custodian, on behalf of the Trustee, will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Seller a final certification substantially in the form of Exhibit C-2 to the Custodial Agreement. If the Custodian is unable to deliver a final certification with respect to the items listed in Exhibit 2 due to any document that is missing, has not been executed or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), pursuant to Section 6 of the Custodial Agreement, the Custodian will notify the Trustee of such Material Defect and the Trustee shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Trustee of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within ninety (90) days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two (2) years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Seller within thirty (30) days of its receipt of the original recorded document.

(d)  At the time of any substitution, the Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign to the Seller and cause the Custodian, on behalf of the Trustee, to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Custodian, on behalf of the Trustee, relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Deleted Mortgage Loan.

SECTION 6. Recordation of Assignments of Mortgage.

(a) The Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Seller need not cause to be recorded any assignment for which (a) the related Mortgaged Property is located in (a) any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Seller and its successors and assigns; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than twenty-five percent (25%) of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement or (v) with respect to any assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

(b) While each such Mortgage or assignment is being recorded, if necessary, the Seller shall leave or cause to be left with the Custodian, on behalf of the Trustee, a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Seller.

SECTION 7. Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller’s business as presently conducted or on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii) The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

(iii) The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the organizational documents of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

(iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

(v) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

(vi) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

(vii) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(viii) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

(ix) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

(x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with.

(xi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans (except that an entity that previously financed the Seller’s ownership of the Mortgage Loans may be entitled to a fee to release its security interest in the Mortgage Loans, which fee shall have been paid and which security interest shall have been released on or prior to the Closing Date).

(xii) There is no litigation currently pending or, to the best of the Seller’s knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

(xiii) The information set forth in the applicable part of the Mortgage Loan Schedule relating to the existence of a Prepayment Charge is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws and is permissible and enforceable in accordance with its terms (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof) under the applicable state law.

(xiv) The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act.

SECTION 8.  Representations and Warranties of the Seller Relating to the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date:

(i) Information provided to the Rating Agencies, including the loan level detail, is true and correct according to the Rating Agency requirements;

(ii) No fraud has taken place on the part of the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan;

(iii) No Monthly Payment required to be made under any Mortgage Loan has been, or will be, contractually delinquent by one month or more on, or at any time preceding, the date such Mortgage Loan was purchased by the Seller;

(iv) Neither the Seller nor the related originator of the Mortgage Loan has advanced any Monthly Payment required under the terms of the Mortgage Note;

(v) There are no delinquent taxes, assessment liens or insurance premiums affecting the related Mortgaged Property;

(vi) The terms of the Mortgage Note and the Mortgage have not been materially impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement (approved by the title insurer to the extent required by the policy) and which assumption agreement has been delivered to the Trustee;

(vii) The Mortgaged Property is insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (i) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and the Seller has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii) Each Mortgage Loan and the related Prepayment Charge, if any, complied in all material respects with any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, anti-predatory lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x)  The Mortgage was recorded or was submitted for recording in accordance with all applicable laws and is a valid, existing and enforceable perfected first lien on the Mortgaged Property including all improvements on the Mortgaged Property, subject only to (a) the lien of the current real property taxes and (b) covenants, conditions and restrictions, rights of way and easements;

(xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, insured under the related title policy, and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by a bankruptcy, insolvency or reorganization;

(xii) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has the full right to convey, transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and immediately upon the sale, assignment and endorsement of the Mortgage Loans from the Seller to the Purchaser, the Purchaser shall have good and indefeasible title to and be the sole legal owner of the Mortgage Loans subject only to any encumbrance, equity, lien, pledge, charge, claim or security interest arising out of the Purchaser’s actions;

(xiii) Each Mortgage Loan is covered by a valid and binding American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, which title insurance policy is generally acceptable to Fannie Mae and Freddie Mac. No claims have been filed under such lender's title insurance policy, and the Seller has not done, by act or omission, anything that would impair the coverage of the lender's title insurance policy;

(xiv) There is no material default, breach, violation event or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and the Seller has not, nor has its predecessors, waived any material default, breach, violation or event of acceleration;

(xv) There are no mechanics' or similar liens or claims which have been filed for work, labor or material provided to the related Mortgaged Property prior to the origination of the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except as may be disclosed in the related title policy;

(xvi) Each Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest (subject to adjustment in the case of the adjustable rate Mortgage Loans), with interest calculated on a 30/360 basis and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date over an original term from commencement of amortization to not more than thirty (30) years. No Mortgage Loan is a balloon loan. No Mortgage Loan permits negative amortization;

(xvii) The servicing practices used in connection with the servicing of the Mortgage Loans have been in all respects reasonable and customary in the mortgage servicing industry of like mortgage loan servicers, servicing mortgage loans similar to the Mortgage Loans in the same jurisdiction as the Mortgaged Property;

(xviii) At the time of origination of the Mortgage Loan there was no proceeding pending for the total or partial condemnation of the Mortgaged Property and, as of the date such Mortgage Loan was purchased by the Purchaser, to the best of the Purchaser’s knowledge there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xix) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

(xx) The Mortgage Note is not and has not been secured by any collateral except the lien of the related Mortgage referred to in subsection (x) above;

(xxi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxii) The Mortgage Loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any such right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xxiii) The Mortgaged Property is free of material damage and in good repair, excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Mortgage Loan Schedule;

(xxiv) All of the improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the Mortgaged Property's boundary lines and no improvements on adjoining properties encroach upon the Mortgaged Property, excepting therefrom: (i) any encroachment insured against in the lender's title insurance policy identified in clause (xiii) above, (ii) any encroachment generally acceptable to mortgage loan originators doing business in the same jurisdiction as the Mortgaged Property, and (iii) any encroachment which does not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(xxv) All parties to the Mortgage Note had the legal capacity to execute the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly executed by such parties;

(xxvi) To the best of the Seller’s knowledge, at the time of origination of the Mortgage Loan, no appraised improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the Mortgaged Property, have been made or obtained from the appropriate authorities;

(xxvii) No Mortgagor has notified the Seller of any relief requested or allowed under the Servicemember’s Civil Relief Act;

(xxviii)  All parties which have held an interest in the Mortgage Loan are (or during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the state wherein the Mortgaged Property is located, (2) organized under the laws of such state, (3) qualified to do business in such state, (4) a federal savings and loan association or national bank, (5) not doing business in such state, or (6) exempt from the applicable licensing requirements of such state;

(xxix) The Mortgage File contains an appraisal of the related Mortgaged Property which was made prior to the approval of the Mortgage Loan by a qualified appraiser, duly appointed by the related originator and was made in accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the Uniform Standards of Professional Appraisal Practice;

(xxx) Except as may otherwise be limited by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(xxxi) The Mortgage Loan does not contain any provision which would constitute a “buydown” provision and pursuant to which Monthly Payments are paid or partially paid with funds deposited in a separate account established by the related originator, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. The Mortgage Loan is not a “graduated payment mortgage loan” and the Mortgage loan does not have a shared appreciation or other contingent interest feature;

(xxxii) To the best of the Seller's knowledge there is no action or proceeding directly involving the Mortgaged Property presently pending in which compliance with any environmental law, rule or regulation is at issue and the Seller has received no notice of any condition at the Mortgaged Property which is reasonably likely to give rise to an action or proceeding in which compliance with any environmental law, rule or regulation is at issue;

(xxxiii) Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G-2(a);

(xxxiv) Each Mortgage Loan is directly secured by a first lien on, and consists of a single parcel of, real property with a detached one-to-four family residence erected thereon, a townhouse or an individual condominium unit in a condominium project, or an individual unit in a planned unit development (“PUD”). No residence or dwelling is a leasehold, mobile home or a manufactured dwelling unless it is an Acceptable Manufactured Dwelling. An “Acceptable Manufactured Dwelling” is a manufactured dwelling, which is permanently affixed to a foundation and treated as “real estate” under applicable law. No Mortgaged Property is used for commercial purposes. Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

(xxxv) The first scheduled Monthly Payment under the terms of each Mortgage Note was received by the Servicer by the 30th day following the related due date;

(xxxvi) To the best of the Seller’s knowledge, the servicer for each Mortgage Loan has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner;

(xxxvii) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any other federal, state or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xxxviii)No Mortgage Loan was selected from the mortgage loans in the Seller’s portfolio in a manner so as to affect adversely the interests of the Purchaser;

(xxxix) Each Mortgage File contains a full appraisal on form 1004 or 2055 with an interior inspection (or the equivalent form for two-to four-family and investor properties), or on a similar alternate form which includes substantially similar information to that required such forms, as applicable;

(xl) Each Mortgage Loan is and will be a mortgage loan arising out of the originator’s practice in accordance with the originator’s underwriting guidelines;

(xli)  As of the Closing Date, the Seller has no knowledge of any fact that should lead it to expect that the Mortgage Loan will not be paid in full when due;

(xlii)  No loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Version 5.7 Glossary Revised, Appendix E;

(xliii)  No Mortgage Loan originated on or after October 1, 2002 through and including March 6, 2003 is governed by the Georgia Fair Lending Act (the “Georgia Act”);

(xliv)  The prepayment penalties included in the transaction are enforceable and were originated in compliance with all applicable federal, state and local laws;

(xlv)  The information set forth in the Prepayment Penalty Schedule is complete, true and correct in all material respects at the date or dates on which such information is furnished respecting with such information is furnished, and each prepayment penalty is permissible and enforceable in accordance with its terms upon the mortgagor's full and voluntary principal prepayment under applicable law, except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof under applicable law; and

(xlvi)  Each mortgage loan and prepayment penalty associated with the mortgage loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws.

SECTION 9. Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

(a)  The representations and warranties contained in Section 8 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on an exception report attached to the initial certification prepared by the Custodian, on behalf of the Trustee), or of a breach of any of the representations and warranties contained in Section 8 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller. Within 365 days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation, or within 120 days of any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within 365 days of its discovery or receipt of notice of any such missing or materially defective documentation or within 120 days of any such breach of a representation and warranty, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Replacement Mortgage Loans. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 9(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

(b)  If the representation made by the Seller in Section 7(xiii) is breached, the Seller shall not have the right or obligation to cure, substitute or repurchase the affected Mortgage Loan but shall remit to the Servicer for deposit in the Collection Account, prior to the next succeeding Servicer Remittance Date, the amount of the Prepayment Charge indicated on the applicable part of the Mortgage Loan Schedule to be due from the Mortgagor in the circumstances less any amount collected and remitted to the Servicer for deposit into the Collection Account.

(c)  It is understood and agreed that the obligations of the Seller set forth in this Section 9 to cure or repurchase a defective Mortgage Loan (and to make payments pursuant to Section 9(b)) constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Section 8.

SECTION 10. Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood llp at 10:00 a.m. New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

(d) All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement.

SECTION 11. Closing Documents. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a) An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriters may rely with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

(b) An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriters;

(c) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement; and

(d) Such further information, certificates, opinions and documents as the Purchaser or the Underwriters may reasonably request.

SECTION 12. Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, the fees and expenses of the Seller’s accountants and attorneys, the costs and expenses incurred in connection with producing the Servicer’s loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 11(b) and 11(c), the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and prospectus supplement, and any private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee and its counsel, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. The Seller shall pay all costs and expenses related to recording the Assignments of Mortgage. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 13. Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 3 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 10 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 13 shall be deemed to have been released.

SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, fax: (212) 667-1024, Attention: Legal Department (NAAC 2006-WF1), or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to the Seller at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, fax: (212) 667-9680, Attention: Brett Marvin, or to such other address as the Seller may designate in writing to the Purchaser.

SECTION 15. Severability of Provisions. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 16. Agreement of Parties. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 17. Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 19. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

NOMURA CREDIT & CAPITAL, INC.

By:
Name:
Title:

NOMURA ASSET ACCEPTANCE CORPORATION

By:
Name:	John P. Graham
Title:	President

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

(a)  the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed in blank, via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

(b)  the original Assignment of Mortgage executed in blank;

(c)  the original of any guarantee executed in connection with the Mortgage Note, if any;

(d)  the original Mortgage (including all riders thereto) with evidence of recording thereon and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon, and in the case of each MOM Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS®, with evidence of recording indicated thereon; or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage, the escrow agent, the seller or the Servicer stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(e)  the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(f)  the originals of any intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage, the escrow agent, the seller or the Servicer stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Servicer; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)  if the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

(h)  the original lender’s title insurance policy in the form of an ALTA mortgage title insurance policy or, if the original lender’s title insurance policy has not been issued, the irrevocable commitment to issue the same; and

(i)  the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

EXHIBIT 2

FORM OF LOST NOTE AFFIDAVIT

Loan #: ______________
Borrower: ______________

LOST NOTE AFFIDAVIT

I, as _____________________ of ____________________, a _______________ am authorized to make this Affidavit on behalf of Nomura Credit & Capital, Inc. (the “Seller”). In connection with the administration of the Mortgage Loans held by ______________________, a _______________ [corporation] as Seller on behalf of ____________________ (the “Purchaser”), _______________________ (the “Deponent”), being duly sworn, deposes and says that:

1.
The Seller’s address is:

2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by __________________, a _________________ pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of August 30, 2006;

4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the “Original”) has been lost;

6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7. The Seller was the Seller of the Original at the time of the loss; and

8. Deponent agrees that, if said Original should ever come into Seller’s possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. Nomura Credit & Capital, Inc. represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this _ day of _______, 200_.

By:
Name:
Title:

On this __ day of ______, 200_, before me appeared ______________________ to me personally known, who being duly sworn did say that he is the _______________________ of ____________________, a ______________________ and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said entity.

Signature:

[Seal]

EXHIBIT D

TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

___________________________ being duly sworn, deposes, represents and warrants as follows:

1.
I am a _____________________ of _______________________________ (the “Investor”) a corporation duly organized and existing under the laws of _________________________, the record owner of Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1 Mortgage Pass-Through Certificates, Class R Certificates (the “Class R Certificates”), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

2.
The Investor (i) is and will be a “Permitted Transferee” as of ____________________. ____ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Investor from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States. For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any real electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

3.
The Investor is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after July 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

4.
The Investor is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.
The Investor is aware that the Securities Administrator will not register the transfer of any Class R Certificate unless the transferee, or the transferee’s agent, delivers to the Securities Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Investor expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.
The Investor consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Investor that is a Permitted Transferee.

7.	The Investor’s taxpayer identification number is ________________.

8.
The Investor has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 6.02(d) which authorize the Securities Administrator to deliver payments to a person other than the Investor and negotiate a mandatory sale by the Securities Administrator in the event that the Investor holds such Certificate in violation of Section 6.02(d)); and that the Investor expressly agrees to be bound by and to comply with such restrictions and provisions.

9.	The Investor is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

10.
The Investor anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Investor intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

11.	The Investor has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

12.	The Investor has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

13.
The Investor is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

14.
The Investor will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 6.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15.
The Investor will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a “Permitted Transferee”.

16.
The Investor is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

17.
The Investor of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 10.01 thereof, the undersigned shall assign and transfer to the Holders of the Class X and the Class P Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Securities Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class X and the Class P Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Investor shall obtain an agreement substantially similar to this clause from any subsequent owner.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of _________________, ____.

[INVESTOR]

By:
Name:
Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named __________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Investor, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ______________ day of __________, ____.

Notary Public

County of
State of

My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

_________________________, being duly sworn, deposes, represents and warrants as follows:

1. I am a ____________________ of _________________________ (the “Investor”), a corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

2. The Investor is not transferring the Class R Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3. The Investor has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4. The Investor understands that the Purchaser has delivered to the Securities Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit D. The Investor does not know or believe that any representation contained therein is false.

5. At the time of transfer, the Investor has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Investor has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Investor understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Investor may continue to be liable for United States income taxes associated therewith) unless the Investor has conducted such an investigation.

6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of August 1, 2006, among Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., Wells Fargo Bank, N.A. and HSBC Bank USA, National Association.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ________________, ____.

[INVESTOR]

By:
Name:
Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Investor, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ______ day of _____________, ____.

Notary Public

County of
State of

My Commission expires:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT E

FORM OF TRANSFEROR CERTIFICATE

______________, 2006

Nomura Asset Acceptance Corporation
2 World Financial Center, Building B
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1

Re:	Nomura Asset Acceptance Corporation Mortgage Pass-Through Certificates, Series 2006-WF1, Class [X][P][R]

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Sponsor”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2006-WF1, Class [X][P][R] (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 2006, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Sponsor hereby certifies, represents and warrants to, a covenants with, the Depositor, the Securities Administrator and the Trustee that:

Neither the Sponsor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Sponsor will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Sponsor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Sponsor)

By:
Name:
Title:

EXHIBIT F

FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

___________, 2006

Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1

Re:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-WF1

Ladies and Gentlemen:

_______________ (the “Purchaser”) intends to purchase from ____________ (the “Sponsor”) $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2006-WF1, Class [X][P][R] (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 2006, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

1.
The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2.
The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3.
The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4.
The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Sponsor and is relevant to the Purchaser’s decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Sponsor to the satisfaction of the Purchaser.

5.
The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Purchaser)

By:
Name:
Title:

EXHIBIT G

FORM OF RULE 144A INVESTMENT LETTER

[Date]
Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York 10281

Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:
Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-WF1 (the “Certificates”), including the Class [X][P][R] Certificates (the “Private Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Private Certificates, we confirm that:

(i)
we understand that the Private Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Private Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Private Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Private Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor and we agree to obtain a representation from any transferee that such transferee is an institutional “accredited investor” so long as we are required to obtain a representation letter regarding compliance with the Act;

(iv)	we are acquiring Private Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Private Certificates;

(v)
we agree the Private Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Private Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Private Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Private Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Private Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if the Securities Administrator or HSBC Bank USA, National Association, as trustee (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of a Class X, Class P or Class R Certificate, are providing the opinion of counsel specified in Section 6.02(b) of the Agreement.

(ix)
we understand that each of the Class [X][P][R] Certificates bears, and will continue to bear, legends substantially to the following effect: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of August 1, 2006, between Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as sponsor, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”) (the “Pooling and Servicing Agreement’).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _______________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

EXHIBIT H

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Nomura Asset Acceptance Corporation
2 World Financial Center, Building B
New York, New York 10281

Attn: Corporate Trust Services - Nomura Asset Acceptance Corporation, Alternative Loan Trust,  Mortgage Pass-Through Certificates, Series 2006-WF1 - SEC REPORT PROCESSING

RE: **Additional Form [10-K][10-D][8-K] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of August 1, 2006, among the Purchaser as depositor, Nomura Credit & Capital, Inc., as sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, the Undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-K][10-D][8-K].

Description of Additional Form [10-K][10-D][8-K]Disclosure:

List of Any Attachments hereto to be included in the Additional Form [10-K][10-D][8-K] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY]

as [role]

By: __________________
Name:
Title:

EXHIBIT I

DTC Letter of Representations
[provided upon request]

EXHIBIT J

Schedule of Mortgage Loans with Lost Notes

NONE

EXHIBIT K

APPENDIX E - Standard & Poor’s Anti-Predatory Lending Categorization

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 - current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id.§ 16a-3-207) and;
High APR Consumer Loan (id.§ 16a-3-308a)
Kentucky	2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 - July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

EXHIBIT L

SERVICING CRITERIA

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Assessments of Compliance and Attestation Reports Servicing Criteria1

Reg. AB Item 1122(d) Servicing Criteria	Depositor	Sponsor	Servicer	Trustee	Custodian	Wells Fargo[2]
(1) General Servicing Considerations
(i) monitoring performance or other triggers and events of default			X			X
(ii) monitoring performance of vendors of activities outsourced			X
(iii) maintenance of back-up servicer for pool assets
(iv) fidelity bond and E&O policies in effect			X			X
(2) Cash Collection and Administration
(i) timing of deposits to custodial account			X			X
(ii) wire transfers to investors by authorized personnel			X			X
(iii) advances or guarantees made, reviewed and approved as required			X			X
(iv) accounts maintained as required			X			X
(v) accounts at federally insured depository institutions			X			X
(vi) unissued checks safeguarded			X			X
(vii) monthly reconciliations of accounts			X			X
(3) Investor Remittances and Reporting
(i) investor reports			X			X
(ii) remittances			X			X
(iii) proper posting of distributions			X			X
(iv) reconciliation of remittances and payment statements			X			X
(4) Pool Asset Administration
(i) maintenance of pool collateral			X		X
(ii) safeguarding of pool assets/documents			X		X
(iii) additions, removals and substitutions of pool assets	X	X	X
(iv) posting and allocation of pool asset payments to pool assets			X
(v) reconciliation of servicer records			X
(vi) modifications or other changes to terms of pool assets			X
(vii) loss mitigation and recovery actions			X
(viii) records regarding collection efforts			X
(ix) adjustments to variable interest rates on pool assets			X
(x) matters relating to funds held in trust for obligors			X
(xi) payments made on behalf of obligors (such as for taxes or insurance)			X
(xii) late payment penalties with respect to payments made on behalf of obligors			X
(xiii)records with respect to payments made on behalf of obligors			X
(xiv) recognition and recording of delinquencies, charge-offs and uncollectible accounts			X			X
(xv) maintenance of external credit enhancement or other support	X	X				X

1 The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122 for a full description of servicing criteria.
2  Wells Fargo in its capacity as Paying Agent, Master Servicer and Securities Administrator.

EXHIBIT M

FORM OF BACK-UP CERTIFICATION

Re: __________ (the “Trust”)

Mortgage Pass-Through Certificates, Series 2006-WF1

I, [identify the certifying individual], certify to Nomura Asset Acceptance Corporation (the “Depositor”), HSBC Bank USA, National Association (the “Trustee”) and Wells Fargo Bank, N.A. (the “Master Servicer”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement (the “Agreement”), dated as of August 1, 2006, among Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., Wells Fargo Bank, N.A. and HSBC Bank USA, National Association

Date:

[Signature]

[Title]

EXHIBIT N

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 5.12. An asterisk indicates that the Responsible Party is responsible for aggregating the information it receives from other Responsible Parties.

Under Item 1 of Form 10-D: a) items marked “5.07 statement” are required to be included in the periodic Distribution Date statement under Section 5.07, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 5.07 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Securities Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Securities Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Securities Administrator Trustee Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Securities Administrator/Depositor/ Servicer/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Securities Administrator/Trustee
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT O

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of August 30, 2006 (the “Closing Date”), among Nomura Credit & Capital, Inc., having an address at 2 World Financial Center, Building B, 21st Floor, New York, New York 10281 (the “Assignor”), Nomura Asset Acceptance Corporation, having an address at 2 World Financial Center, Building B, 21st Floor, New York, New York 10281 (the “Assignee”) and Wells Fargo Bank, N.A., having an address at 1 Home Campus, Des Moines, Iowa 50328-0001 (the “Servicer” or the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans identified on the schedule annexed hereto as Attachment 1 (the “Assigned Loans”), which are now serviced by the Servicer on behalf of the Assignor and its successors and assigns pursuant to the Seller’s Warranties and Servicing Agreement (WFHM 2006-W32), dated as of May 1, 2006, between the Assignor and the Servicer (the “Servicing Agreement”) and attached hereto as Attachment 2, shall be sold by the Assignor to the Assignee pursuant to the Mortgage Loan Purchase Agreement, dated as of August 1, 2006 (the “MLPA”), between the Assignor and the Assignee and subject to the terms of this AAR Agreement. The Assignee intends to transfer all right, title and interest in and to the Assigned Loans and the Servicing Agreement to HSBC Bank USA, National Association, as trustee (the “Trustee”) for the holders of Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1 Mortgage Pass-Through Certificates (the “Certificateholders”) pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling and Servicing Agreement”) among the Assignor, as sponsor, the Assignee, as depositor, the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

1.  Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under the Servicing Agreement as it relates to the Assigned Loans. Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under the Servicing Agreement, as it relates to any mortgage loans other than the Assigned Loans. The Assignor reserves the right to enforce the representations and warranties, indemnification and other remedies contained in Sections 3.01, 3.02 and 3.03 of the Servicing Agreement against the Servicer for any events or circumstances occurring prior to the Closing Date. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee the representations and warranties contained in Sections 3.01 and 3.02 of the Servicing Agreement or the right to enforce the representations and warranties against the Company, including, without limitation, the rights set forth in Section 3.03 of the Servicing Agreement.

Representations, Warranties and Covenants

2.  Assignor warrants and represents to Assignee and Servicer as of the Closing Date:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which, except as set forth herein, have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests and rights under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee under the MLPA, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests and rights under the Servicing Agreement as they relate to the Assigned Loans to the extent set forth herein, free and clear of any and all liens, claims and encumbrances;

(c)  Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to sell, transfer and assign the Assigned Loans;

(d)  Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or bylaws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Servicer, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(e)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby.

3.  Assignee warrants and represents to, and covenants with, Assignor and Servicer as of the Closing Date:

(a)  Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)  Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and the Servicer, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)  Assignee agrees to be bound by all of the terms, covenants and conditions of the Servicing Agreement, as modified by this AAR Agreement, with respect to the Assigned Loans.

4.  The Servicer warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the Closing Date and the provisions of which, except as set forth herein, have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  The Servicer is duly organized, validly existing and in good standing under the laws of the United States of America, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement, as modified by this AAR Agreement;

(c)  The Servicer has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Servicer’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject. The execution, delivery and performance by the Servicer of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Servicer. This AAR Agreement has been duly executed and delivered by the Servicer, and, upon the due, authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms except as enforceability may be limited by insolvency, liquidation, conservatorship or other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks, and by general principals of equity regardless of whether enforceability is considered in a proceeding in equity or at law;;

(d)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Servicer in connection with the execution, delivery or performance by the Servicer of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(e)  The Servicer shall service the Assigned Loans in accordance with the terms and provisions of the Servicing Agreement, as modified by this AAR Agreement. The Servicer shall establish a Custodial Account and an Escrow Account under the Servicing Agreement with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor, and shall remit collections received on the Assigned Loans to the appropriate account as required by the Servicing Agreement. The Custodial Account and the Escrow Account each shall be entitled “Wells Fargo Bank, N.A., as Servicer for HSBC Bank USA, National Association as Trustee, in trust for the registered holders of Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1” and shall be established and maintained with a Qualified Depository. Any funds held in the Custodial Account are and shall remain uninvested.

Recognition of Assignee.

5.  From and after the date hereof, Servicer shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement, as modified by this AAR Agreement, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Internal Revenue Code of 1986 (the “Code”) and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Servicer and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Servicer nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Master Servicer and Trustee.

6.  The Servicer hereby acknowledges that the Trustee, acting pursuant to the terms of the Pooling and Servicing Agreement, has the right to enforce all obligations of the Servicer, as they relate to the Assigned Loans, under the Servicing Agreement. Such right will include, without limitation, the right to indemnification, the right to terminate the Servicer under the Servicing Agreement upon the occurrence of an Event of Default thereunder and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer under the Servicing Agreement. In addition, any notice required to be given by the “Purchaser” pursuant to Section 10.01 of the Servicing Agreement shall be given by the Master Servicer or the Trustee. The Servicer further acknowledges that pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer is required to monitor the performance of the Servicer under the Servicing Agreement, except with respect to Section 4.23 of the Servicing Agreement. The Master Servicer shall have the right to receive all remittances required to be made by the Servicer under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Servicing Agreement, the right to examine the books and records of the Servicer under the Servicing Agreement and the right to indemnification under the Servicing Agreement. In addition, if the Servicer shall fail to remit any payment pursuant to the Servicing Agreement, the Master Servicer shall notify the Trustee and the Servicer of such failure as set forth in Section 10.01 of the Servicing Agreement. The Servicer hereby agrees to make all remittances required under the Servicing Agreement to the Master Servicer for the benefit of the Certificateholders in accordance with the following wire instructions:

Wells Fargo Bank, N.A.
ABA: 121000248
Acct #: 3970771416
Acct Name: SAS Clearing
For Further Credit to: NAAC 2006-WF1 Account #50944300

7.  Pursuant to Section 9.01(a) of the Servicing Agreement, the Servicer hereby makes the representations and warranties set forth in Section 3.01 of the Servicing Agreement as of the Closing Date.

8.  In the event that the Assignor substitutes any Deleted Mortgage Loans with any Qualified Substitute Mortgage Loans in the manner set forth in the Pooling and Servicing Agreement, the Servicer shall determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate purchase price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, (x) the scheduled principal balance thereof as of the date of substitution, together with one month’s interest on such scheduled principal balance at the applicable Mortgage Interest Rate (minus the Administration Fee Rate (as defined below)), plus (y) all outstanding Monthly Advances and Servicing Advances (including nonrecoverable Monthly Advances and nonrecoverable Servicing Advances) related thereto; provided, however, if the Servicer repurchases the Deleted Mortgage Loan, the amounts set forth in clause (y) shall not be included in the calculation of the Substitution Shortfall Amount. On the date of such substitution, the Assignor will deliver or cause to be delivered to the Servicer for deposit in the Custodial Account an amount equal to the Substitution Shortfall Amount, if any, and the Servicer shall certify in writing or electronic mail to the Trustee that it has received such Substitution Shortfall Amount from the Assignor. The Servicer shall remit such Substitution Shortfall Amount to the Securities Administrator on the next succeeding Remittance Date. As used in this Section, the “Administration Fee Rate” means the sum of the rates used to calculate the fees payable to the Servicer, the Master Servicer and the credit risk manager under the Pooling and Servicing Agreement.

Modification of the Servicing Agreement

9.  The Servicer and Assignor hereby amend the Servicing Agreement with respect to the Assigned Loans as follows:

(a)  The following definitions are added to Article I of the Servicing Agreement in proper alphabetical order:

“Authorized Servicer Representative”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the Servicer on the closing date of any securitization transaction, as such list may from time to time be amended.

“Covered Mortgage Loan”: Each Mortgage Loan covered by the PMI Policy, as identified on Schedule 2 of the Pooling and Servicing Agreement.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in September 2006.

“PMI Insurer”: PMI Mortgage Insurance Company, an Arizona corporation, or its successor in interest.

“Securities Administrator”: Wells Fargo Bank, N.A. or any successor thereto.

“Trust”: Alternative Loan Trust, Series 2006-WF1.

“Trustee”: HSBC Bank USA, National Association a national banking association, or its successor in interest, or any successor trustee.

(b)  The definition of Business Day in Article I of the Servicing Agreement is modified by replacing clause (ii) with the following:

“(ii) a day on which banking institutions in the State of New York, the State of Maryland, the State of Iowa, the State of California, the State of Minnesota, the State of South Carolina and the State in which any Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.”

(c)  The definition of “Depositor” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Depositor”: Nomura Asset Acceptance Corporation”

(d)  The definition of “Master Servicer” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Master Servicer”: Wells Fargo Bank, N.A. or any successor thereto.”

(e)  The definition of “Officer’s Certificate” in Article I of this Agreement is modified by adding “(i)” at the beginning thereof and the following after the word “Agreement”:

“, or (ii) if provided for in this Agreement, signed by an Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by this Agreement.”

(f)  The definition of “Opinion of Counsel” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Company, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of independent counsel; provided, however, any Opinion of Counsel provided by the Company pursuant to clause (b) above may be provided by internal counsel; provided that the delivery of such Opinion of Counsel shall not release the Company from any of its obligations hereunder and the Company shall be responsible for such contemplated actions or inaction, as the case may be, to the extent it conflicts with the terms of this Agreement.”

(g)  The definition of “PMI Policy” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“PMI Policy”: The primary mortgage insurance policy (policy reference number: # _____________) with respect to the related PMI Mortgage Loans, including all endorsements thereto dated the Closing Date, issued by the PMI Insurer.

(h)  The definition of “Rating Agency” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Rating Agencies”: Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services, or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee.”

(i)  The definition of “Qualified Depository” in Article I of the Servicing Agreement is hereby amended by deleting the words “Group or” following the words “Standard & Poor’s Ratings” and replacing it with “Services and”.

(j)  The following language is added to the end of the definition of “REMIC Provisions” in Article I of the Servicing Agreement:

“as well as provisions of applicable state laws”

(k)  The definition of “Servicer” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Servicer”: As defined in Section 9.01(d)(iii).

(l)  The definition of “Servicing Advances” in Article I of the Servicing Agreement is hereby amended by adding the following language after the phrase “including reasonable attorney's fees and disbursements”: “but excluding any fees associated with the registration of any Mortgage Loan on the MERS System as required under Section 4.01”.

(m)  The definition of “Servicing Advances” in Article I of the Servicing Agreement is further amended by adding the following language at the end thereof: “and (f) payment of taxes.”

(n)  Section 4.05 of the Servicing Agreement is modified by deleting the word “and” at the end of clause (viii), deleting the “.” at the end of clause (ix) and adding “;” and adding the following clauses: “(x) to reimburse itself for expenses incurred and reimbursable to it pursuant to the fees paid to MERS under Section 4.01; and (xi) to reimburse itself for any Monthly Advance or Servicing Advance previously made by it which the Company has determined to be a nonrecoverable Monthly Advance or a nonrecoverable Servicing Advance, as evidenced by the delivery to the Master Servicer of a certificate signed by two officers of the Company”.

(o)  Section 4.15 of the Servicing Agreement is modified by adding the following new paragraph at the end thereof:

“Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a Covered Mortgage Loan or take any other action with respect to a Covered Mortgage Loan that could result in denial of coverage under the PMI Policy. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee and the Securities Administrator, all claims which may be made under the PMI Policy with respect to the Covered Mortgage Loans. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such Covered Mortgage Loan shall be deposited by the Servicer into the Escrow Account in accordance with Section 4.08.”

(p)  Section 4.16 of the Servicing Agreement is modified by deleting the “.” from the first sentence in the second paragraph and adding the following: “in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.”

(q)  Section 4.16 of the Servicing Agreement is further modified by deleting the first sentence from the third paragraph and replacing it with the following: “The Company, shall either sell any REO Property by the close of the third calendar year following the calendar year in which the Trust acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Company had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the Trust of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC created hereunder of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any Trust REMIC hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates issued by the Trust are outstanding.”

(r)  Section 4.17 of the Servicing Agreement is modified by deleting the words “on or before the Remittance Date” from the first sentence therein.

(s)  The second paragraph of Section 5.01 of the Servicing Agreement is modified by deleting from the first sentence therein the words “second (2nd) Business Day following the” and by deleting the phrase “second (2nd)” from the second sentence therein.

(t)  Section 5.02 of the Servicing Agreement is deleted in its entirety and replaced with the following:

“No later than the tenth (10th) calendar day (or if such tenth (10th) day is not a Business Day, the first Business Day immediately preceding such tenth (10th) day) of each month, Company shall furnish to the Master Servicer a computer tape or data file containing the data specified in Exhibit I, which data shall reflect information from the Due Period immediately preceding the Remittance Date and such other information with respect to the Mortgage Loans as the Master Servicer may reasonably require to allocate remittances made pursuant to this Agreement and provide appropriate statements with respect to such remittances.”

(u)  Section 5.03 of the Servicing Agreement is modified by deleting the words “that if requested by a Rating Agency” from the first sentence of clause (ii) therein.

(v)  The first paragraph of Section 6.02 of the Servicing Agreement is modified by deleting the words “and may request the release of any Mortgage Loan Documents” and adding the words “and may request that the Purchaser or its designee release the related Mortgage Loan Documents” in the last line of such paragraph.

(w)  Section 6.04 of the Servicing Agreement is modified by deleting the words “the Purchaser, any Master Servicer and any Depositor” and “the Purchaser, such Master Servicer and such Depositor” and replacing such with “the Master Servicer”.

(x)  Section 6.05 of the Servicing Agreement is deleted in its entirety and replaced with “Reserved”.

(y)  Section 6.06 of the Servicing Agreement is modified by deleting the words “the Purchaser, any Master Servicer and any Depositor” and “the Purchaser, such Master Servicer and such Depositor” and replacing such with “the Master Servicer,”.

(z)  Section 6.07 of the Servicing Agreement is modified by adding the language “, Master Servicer,” after the phrase “(or such designee)” in clause (iii) therein.

(aa)  Section 6.09 of the Servicing Agreement is modified by adding the following paragraph immediately following the first paragraph of Section 6.09:

“The Company shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

(bb)  Section 8.01 of the Servicing Agreement is deleted in its entirety and replaced with the following:

“The Company shall indemnify the Purchaser and Master Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or Master Servicer may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser and Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with prior written consent of the Purchaser or Master Servicer, respectively) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy and judgment or decree which may be entered against it or the Purchaser or Master Servicer in respect of such claim. The Company shall follow any written instructions received from the Purchaser or Master Servicer in connection with such claim. The Purchaser or Master Servicer promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.”

(cc)  Section 9.01(d) of the Servicing Agreement is modified by deleting phrase “(i), (ii), (iii) and (vii)” in the first paragraph thereof in its entirety and replacing it with the phrase “(i), (ii), (iii), (vii) and (viii)”.

(dd)  Section 9.01(d)(vi)(A) of the Servicing Agreement is modified by deleting the phrase “The Company shall be deemed to represent” in the first line there thereof in its entirety and replacing it with the phrase “The Company hereby represents”.

(ee)  Section 9.01(d)(viii) of the Servicing Agreement is modified adding the following language at the end thereof: “as may reasonably requested by the Purchaser, any Master Servicer, or any Depositor.”

(ff)  Section 9.01(e)(iv) of the Servicing Agreement is modified adding the following language at the end thereof: “or Sections 4.25, 6.04, 6.06, 6.07, 9.01(d) or (f) or 12.14.”

(gg)  Section 9.01 of the Servicing Agreement is modified by deleting the phrase “Section 9.01(d)” in the first sentence of the third paragraph thereof in its entirety and replacing it with the phrase “Sections 4.25, 6.04, 6.06, 6.07, 9.01(d), (e) and (f) and 12.14.”

(hh)  Section 10.01 of the Servicing Agreement is modified by adding the language “(not including Sections 6.04 or 6.06 of this Agreement)” after the phrase “set forth in this Agreement” in clause (ii) therein, and by replacing “thirty (30)” with “fourteen (14)” in clause (x) therein.

(ii)  Section 11.02 of the Servicing Agreement is hereby deleted in its entirety.

(jj)  Exhibit I of the Servicing Agreement is modified to include the information set forth on Attachment 3 hereto or in such other format mutually agreed upon by the Company and the Master Servicer.

(kk)  Exhibit I of the Servicing Agreement is further modified by deleting the phrase “Form of Remittance Advice” in its entirety and replacing it with the phrase “Form of Remittance Report”.

(ll)  Exhibit K of the Servicing Agreement is hereby deleted in its entirety and replaced with Attachment 4 hereto.

Miscellaneous

10.  All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing or electronic mail and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)      In the case of Assignor,

Nomura Credit & Capital, Inc.
2 World Financial Center
Building B, 18th Floor
New York, New York 10281
Attn: Legal Assistant

(b)      In the case of Assignee,

Nomura Asset Acceptance Corporation
2 World Financial Center
Building B, 18th Floor
New York, New York 10281
Attention: Legal Assistant

(c)      In the case of Master Servicer,

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - NAAC 2006-WF1
Telecopier: (410) 715-2380

(d)      In the case of Servicer,

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: John B. Brown, MAC X2302-033

With a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel MAC X2401-06T

11.  Each party will pay any commissions, fees and expenses, including attorney’s fees, it has incurred in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

12.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement.

16.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

18.  For purposes of this AAR Agreement, the Trustee and the Master Servicer shall be considered third party beneficiaries to this Agreement entitled to all the rights and benefits accruing to the Trustee and the Master Servicer, as applicable, herein as if it were a direct party to this AAR Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

NOMURA CREDIT & CAPITAL, INC.
Assignor

By:_________________________________
Name:
Title:

NOMURA ASSET ACCEPTANCE CORPORATION
Assignee

By:_________________________________
Name:
Title:

WELLS FARGO BANK, N.A.
Servicer

By:_________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED TO:
HSBC BANK USA, NATIONAL ASSOCIATION
Trustee for the holders of the Nomura Asset Acceptance Corporation,
Alternative Loan Trust, Series 2006-WF1
Mortgage Pass-Through Certificates

By:_________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED TO:
WELLS FARGO BANK, N.A.
Master Servicer

By:_________________________________
Name:
Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

SELLER’S WARRANTIES AND SERVICING AGREEMENT

ATTACHMENT 3

STANDARD FILE LAYOUT- SCHEDULED/SCHEDULED

Exhibit 1: Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

STANDARD FILE LAYOUT- DELINQUENCY REPORTING

Exhibit 1: Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 3: Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.            The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.            The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.             Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.       Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

Credits:

14-21.     Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.          The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _____________________
Phone: ______________________            Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._________________________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale   Short Sale  Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes                             No
If “Yes”, provide deficiency or cramdown amount ________________________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ _______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
Cash for Keys__________________________		________________
HOA/Condo Fees_______________________		________________
______________________________________		________________
______________________________________		________________
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

ATTACHMENT 4

BACK-UP CERTIFICATION

Re: __________ (the “Trust”)

Mortgage Pass-Through Certificates, Series 2006-WF1

I, [identify the certifying individual], certify to Nomura Asset Acceptance Corporation (the “Depositor”), HSBC Bank USA, National Association (the “Trustee”) and Wells Fargo Bank, N.A. (the “Master Servicer”), and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Seller’s Warranties and Servicing Agreement, dated as of May 1, 2006, between Wells Fargo Bank, N.A. and Nomura Credit & Capital, Inc., as modified by the Assignment, Assumption and Recognition Agreement, dated as of August 30, 2006, among Nomura Credit & Capital, Inc., Nomura Asset Acceptance Corporation and Wells Fargo Bank, N.A. (together, the “Servicing Agreement”).

Date:

[Signature]

[Title]

EXHIBIT P

Cap Contract

Nomura Global Financial Products Inc. 2 World Financial Center Building B, 22nd Floor New York, New York 10281-1198

Telephone:
Confirmations	(212) 667-9522	Direct Fax	(212) 667-1047

Date:	Wednesday, The 30th of August 2006

To:
HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1, Mortgage Pass-Through Certificates, Series 2006-WF1

From:	Nomura Global Financial Products Inc.

Attention:	Cap Documentation

Re : Cap Transaction (Class A-1 Certificates)
Execution Copy

Dear Sir or Madam:

The purpose of this facsimile message/letter agreement is to confirm the terms and conditions of the Transaction entered into between Nomura Global Financial Products Inc. (“NGFP”) and HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee (the “Trustee”) on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1, Mortgage Pass-Through Certificates, Series 2006-WF1 (the “Counterparty”) on the Trade Date specified below (the “Cap Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. This Cap Transaction relates to the Class A-1 Certificates issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2006, among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage Corporation, as Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee (the “Pooling and Servicing Agreement”). Terms capitalized but not defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of the 30th of August 2006 as amended and supplemented from time to time (the “Agreement”), between NGFP and Counterparty. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Cap Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the Calculation Amount set forth in the Schedule I (Amortization Schedule) below

Trade Date:	The 30th of August 2006

Effective Date:	The 30th of August 2006

Termination Date:	The 25th of August 2008, subject to adjustment in accordance with the Modified Following Business Day Convention

Business Days:	New York, unless indicated otherwise

FIXED AMOUNTS:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	No later than the 30th of August 2006, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amount:	USD 9,000.00

FLOATING AMOUNTS:

Floating Rate Payer:	NGFP

Cap Rate:	With respect to each Calculation Period, the Cap Rate set forth for such period on Schedule I (Amortization Schedule) below

Floating Rate Payer Payment Dates:
The 25th of each month, commencing on the 25th of September 2006 to and including the 25th of August 2008, all subject to adjustment in accordance with the Modified Following Business Day Convention and the Termination Date (provided that for the avoidance of doubt each of the dates referred to in this clause shall be subject to the defined term “Early Payment”).

Floating Rate Payer Period End Dates:
The 25th of each month, commencing on the 25th of September 2006 to and including the 25th of August 2008, all subject to adjustment in accordance with the Modified Following Business Day Convention and the Termination Date

Early Payment:	Two Business Days

Floating Rate for initial Calculation Period:	5.33 per cent per annum, exclusive of Spread

Floating Rate Option:
USD-LIBOR-BBA; provided, however, that if the Floating Rate Option on the Reset Date of any Calculation Period is greater than 11.40 per cent per annum, then the Floating Rate Option for such Calculation Period shall be deemed to be 11.40 percent per annum

Floating Amount:	To be determined in accordance with the following formula: The greater of (i) (Floating Rate Option - Cap Rate) x Notional Amount x Floating Rate Payer Day Count Fraction, and (ii) zero

Designated Maturity:	1 month, except for the initial Calculation Period, which shall be the Linear Interpolation of 2 weeks and 1 month

Floating Rate Payer Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Not Applicable

Calculation Agent:	NGFP

2. Additional Provisions:

Monthly Information:
No later than each Reset Date, NGFP shall deliver to Counterparty, a written confirmation containing the results of the calculations performed on each Reset Date and the amount which is to be paid to Counterparty on the next Floating Rate Payer Payment Date at the following address:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Corporate Trust - Elena Zheng
Fax: (212) 525-1300

With a copy to:
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager, NAAC 2006-WF1
Fax: (410) 715-2380

3. Account Details

Payments to NGFP (USD):

Our Account Details:
Agent Bank:     Bank of America, New York
Swift Code:         BOFAUS3N
Account No:      6550-3-61610
Beneficiary:            Nomura Global Financial Products Inc. (NGFPUS33)

Payments to Counterparty (USD):

Your Account Details:
Agent Bank:          Wells Fargo Bank, National Association
ABA #:           [TBA]
For Credit To:            SAS Clearing
Account No:          [TBA]
FCC to:            NAAC 06-WF1, Account # [TBA] Net WAC Reserve Fund Account
Beneficiary:            HSBC Bank USA, National Association

4. Offices:

(a)	The Office of Counterparty for the Cap Transaction is New York, New York.
(b)	The Office of NGFP for the Cap Transaction is New York, New York.

5. Credit Support Documents:            As set out in the applicable ISDA Master Agreement

6. Each party hereto represents that entering into this Transaction is authorised and does not violate any laws of its jurisdiction or organisation or residence or the terms of any agreement to which it is a party. Each party hereto represents that (i) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party has provided or provides it with market information or its views, (ii) it understands the risks of this Transaction and any; legal, regulatory, tax accounting and economic consequences resulting therefrom; and (iii) it has determined based upon its own judgement and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into this Transaction is appropriate for such party in light of its financial capabilities and objectives. NGFP represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.

7. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”), not in its individual capacity or personally, but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement (b) the representations, undertakings and agreements herein made on the part of the Counterparty are made and intended not as personal representations, undertakings and agreements by HSBC but are made and intended for the purpose of binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on HSBC, in its individual capacity or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall HSBC be personally liable for the payment of any indebtedness or expenses of the Counterparty (including, but not limited to the Fixed Rate Payment) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement.

The obligations of NGFP under this Agreement are subject to the Guarantee of NSC as set forth in Exhibits to the Agreement.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing a copy of this Confirmation and returning it to us by email or facsimile transmission on NDPIConfirmations@us.nomura.com or (212) 667-1047, respectively to Nomura Global Financial Products Inc., Attention: Documentation, together with your account details.

Yours faithfully,

Nomura Global Financial Products Inc.

By:_______________________

Name:
Title:

Confirmed and accepted as of the date first written:

HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1, Mortgage Pass-Through Certificates, Series 2006-WF1

              ____________________
By:
Name:
Title:

Schedule I (Amortization Schedule)

Between Nomura Global Financial Products Inc. (“NGFP”) and HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1, Mortgage Pass-Through Certificates, Series 2006-WF1 (“Counterparty”), pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006, among the Trustee, GMAC Mortgage Corporation, Wells Fargo Bank, National Association, Nomura Credit & Capital, Inc., and Nomura Asset Acceptance Corporation.

Calculation Period	Cap Rate %	USD Calculation Amount
Commencing on the Effective Date	8.092	133,955,000.00
Commencing on the 25th of September 2006	7.000	129,998,000.00
Commencing on the 25th of October 2006	6.771	125,794,000.00
Commencing on the 25th of November 2006	7.000	121,086,000.00
Commencing on the 25th of December 2006	6.771	115,886,000.00
Commencing on the 25th of January 2007	6.771	110,207,000.00
Commencing on the 25th of February 2007	7.507	104,064,000.00
Commencing on the 25th of March 2007	6.771	97,474,000.00
Commencing on the 25th of April 2007	7.000	90,460,000.00
Commencing on the 25th of May 2007	6.771	83,594,000.00
Commencing on the 25th of June 2007	7.000	76,874,000.00
Commencing on the 25th of July 2007	6.771	70,295,000.00
Commencing on the 25th of August 2007	6.771	63,856,000.00
Commencing on the 25th of September 2007	7.000	57,552,000.00
Commencing on the 25th of October 2007	6.771	51,381,000.00
Commencing on the 25th of November 2007	7.001	45,340,000.00
Commencing on the 25th of December 2007	6.772	39,426,000.00
Commencing on the 25th of January 2008	6.772	33,636,000.00
Commencing on the 25th of February 2008	7.246	28,111,000.00
Commencing on the 25th of March 2008	6.772	22,785,000.00
Commencing on the 25th of April 2008	7.001	17,576,000.00
Commencing on the 25th of May 2008	6.772	12,481,000.00
Commencing on the 25th of June 2008	7.001	7,500,000.00
Commencing on the 25th of July 2008	6.772	2,628,000.00

For the avoidance of doubt, the dates in the above Amortization Schedule are subject to adjustment in accordance with the Modified Following Business Day Convention.

ISDA®
International Swaps and Derivatives Association, Inc.

SCHEDULE
to the
Master Agreement

dated as of August 30, 2006,

between Nomura Global Financial Products Inc. ("NGFP") and HSBC Bank USA, National Association, not individually, but solely as Trustee on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1, Mortgage Pass-Through Certificates, Series 2006-WF1 ("Counterparty")

Part 1. Termination Provisions

(a) "Specified Entity" means in relation to NGFP for the purpose of:

Section 5(a)(v),     None,
Section 5(a)(vi),    None,
Section 5(a)(vii),   None,
Section 5(b)(iv),    None,

and in relation to Counterparty for the purpose of:

Section 5(a)(v),    None,
Section 5(a)(vi),   None,
Section 5(a)(vii),          None,
Section 5(b)(iv),           None.

(b)  "Specified Transaction" with respect to NGFP and Counterparty, “Specified Transaction” will not be applicable.

(c)  The “Breach of Agreement” provisions of Section 5(a)(ii) of the Agreement will be inapplicable to NGFP and Counterparty.

(d)   The “Credit Support Default” provisions of Section 5(a)(iii) of the Agreement will be inapplicable to NGFP and Counterparty.

(e)   The “Misrepresentation” provisions of Section 5(a)(iv) of the Agreement will be inapplicable to NGFP and Counterparty.

(f)   The “Default Under Specified Transaction” provisions of Section 5(a)(v) of the Agreement will be inapplicable to NGFP and Counterparty.

(g)   The “Bankruptcy” provision of Section 5(a)(vii)(2) of the Agreement will be inapplicable to Counterparty.

(h) The "Cross Default" provisions of Section 5(a)(vi) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(i) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(j) The "Automatic Early Termination" provisions of Section 6(a) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(k) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)  Market Quotation will apply.
(ii)  The Second Method will apply.

(l) "Termination Currency" means U.S. Dollars.

(m) Additional Termination Event will not apply, except as provided herein.

Part 2. Tax Representations

(a) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, NGFP and Counterparty will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by the other party under this Agreement. In making this representation, the party may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, NGFP and Counterparty make the representations specified below, if any:

(i) NGFP represents that it is a corporation organized under the laws of the state of Delaware, and
(ii) Counterparty represents that the beneficial owner of the payments made to it under this Agreement is either (i) a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an "Exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations, or (ii) a "non-U.S. branch of a foreign person" as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the "Regulations") for United States federal income tax purposes, and it is a "foreign person" as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.
.

Part 3. Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

(a) Tax forms

Counterparty	IRS Form W-9 (or any successors thereto); each completed in a manner reasonably satisfactory to NGFP.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by NGFP; and (iii) promptly upon learning that any Form W-9 (or any successor thereto) previously provided by Counterparty has become obsolete or incorrect.
N/A
NGFP	IRS Form W-9 (or any successors thereto); each completed in a manner reasonably satisfactory to Counterparty.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any Form previously provided by NGFP has become obsolete or incorrect.
N/A

(b) Other documents

NGFP

A copy of the financial statements of NSC containing the consolidated financial statements certified by independent certified public accountants and prepared in accordance with accounting principles that are generally accepted in Japan.
		As soon as practicable after execution of this Agreement and thereafter on request.	No
NGFP

Evidence of (i) the authority of NGFP and its Credit Support Provider, as applicable, to enter into this Agreement and supplemental Confirmations and the Credit Support Document specified in Part 4, Section (f) of this Schedule, as the case may be, and (ii) the authority and signature specimens of persons authorised to sign on behalf of NGFP and its Credit Support Provider, as applicable, reasonably satisfactory to the other party.
		As soon as practicable after execution of this Agreement or execution of a Confirmation of a Transaction, as applicable	Yes
Counterparty

Evidence of (i) the authority of Counterparty to enter into this Agreement and supplemental Confirmations and (ii) the authority and signature specimens of persons authorised to sign on behalf of Counterparty reasonably satisfactory to the other party.
		Upon execution of this Agreement.	Yes
NGFP	A duly executed copy of the Credit Support Document specified in Part 4, Section (f) of this Schedule to be delivered by NGFP.	As soon as practicable after execution of this Agreement.	No

Part 4. Miscellaneous

(a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to NGFP:

Address:  2 World Financial Center, Bldg B, 21st Floor
New York, New York 10281-1198
Attention:  General Counsel
Telex No: 222371      Answerback:   NOMRA UR
Phone No: (212) 667-2357 Facsimile No:   (212) 667-1047

Address for notices or communications to Counterparty:

Address: HSBC Bank USA, National Association
 452 Fifth Avenue
 New York, NY 10018
Attention: NAAC 2006 WF1, Corporate Trust - Elena Zheng
Phone No: (212) 525-1501
Facsimile No: (212) 525-1300

With a copy to:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager, NAAC 2006-WF1
Fax: (410) 715-2380
Phone No: (410) 884-2000

(b) Process Agent. For the purpose of Section 13(c) of this Agreement,

NGFP appoints as its Process Agent: None.

Counterparty appoints as its Process Agent: None.

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

NGFP is not a Multibranch Party; and

Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent shall be NGFP.

(f)    Credit Support Document. Details of any Credit Support Document:

(i) in the case of NGFP, a Guarantee executed by Nomura Securities Co., Ltd. (“NSC”) substantially in the form attached hereto as Exhibit A (the “Guarantee”), and,

(ii) in the case of Counterparty, None.

(g) Credit Support Provider. "Credit Support Provider" shall mean, in respect of NGFP, NSC and, in respect of Counterparty, None.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine, other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply, unless otherwise stated in any Confirmation for a Transaction.

(j) "Affiliate", with respect to NGFP, shall have the meaning specified in Section 14 of this Agreement, and with respect to Counterparty shall mean: None.

Part 5. Other Provisions

1. Set-Off

Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

2. Consent to Recording

Each party (a) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential Transaction between the parties and (b) agrees to obtain any necessary consent of, and give notice of such recording to, its personnel.

3. Additional Representations and Agreements

Each party represents to the other party (which representations shall be deemed repeated by each party on each date on which a Transaction is entered into and shall be representations for all purposes of this Agreement including, without limitation, Sections 3, 4, and 5(a)(iv) hereof):

(i)  No Agency. It is entering into this Agreement and each Transaction as principal and not as agent of any person nor in any other capacity, fiduciary or otherwise;

(ii) (a) Non-Reliance. In the case of NGFP, it is acting for its own account and in the case of the Counterparty, it is acting as Trustee on behalf of the Trust. In the case of NGFP, it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and in the case of the Counterparty, it has entered into this Transaction pursuant to the terms of the Pooling and Servicing Agreement and at the direction of the Issuer. Its not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction,

(b)  Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction, and

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction;

(iii) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended;

(iv) FDICIA. In the case of NGFP, it intends that this Agreement be treated as, and warrants that the Agreement is, a "netting contract" for purposes of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (the "Act").

4. Waiver of Jury Trial

Each party hereby irrevocably waives its right to jury trial with respect to any obligation arising under, or in connection with, this Agreement.

5. Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction in respect of any Transaction shall, as to such Transaction, be ineffective to the extent of such prohibition or unenforceability but without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction or in respect of any other Transaction, unless such severance shall substantially impair the benefits of the remaining portions of this Agreement to, or changes the reciprocal obligations of, either of the parties. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

6. Fully-paid Party Protected

Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless NGFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) NGFP shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to NGFP as the Affected Party or Section 5(b)(iii) of the Agreement with respect to NGFP as the Burdened Party. For purposes of each Transaction to which this Agreement relates, Counterparty’s only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

7. Proceedings

NGFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, any applicable preference period) following indefeasible payment in full of the Certificates (as defined in that Pooling and Servicing Agreement, dated as of August 1, 2006, among Nomura Asset Acceptance Corporation, a Delaware corporation, as depositor, Nomura Credit & Capital, Inc., a Delaware corporation, as Sponsor, Wells Fargo Bank, National Association, a national banking association, as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”)).

9.  Limitation of Liability

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”), not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement (b) the representations, undertakings and agreements herein made on the part of the Trust created pursuant to the Pooling and Servicing Agreement are made and intended not as personal representations, undertakings and agreements by HSBC but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on HSBC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall HSBC be personally liable for the payment of any indebtedness or expenses of the Trust (including, but not limited to the Fixed Rate Payment) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

10. Additional Termination Events

(i) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 11 below) NGFP has not, within 10 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 11(iii) below, then an Additional Termination Event shall have occurred with respect to NGFP and NGFP shall be the sole Affected Party with respect to such Additional Termination Event.

(ii) An Additional Termination Event shall occur upon unrescindable notice by the Master Servicer that it will purchase all Mortgage Loans in accordance with Section 10.01 of the Pooling and Servicing Agreement. With respect to such Additional Termination Event, Counterparty shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction; provided, however, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, only Counterparty may designate an Early Termination Date in respect of this Additional Termination Event.

11. Compliance with Regulation AB

(i) NGFP agrees and acknowledges that Nomura Asset Acceptance Corporation (“NAAC”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding NGFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between NGFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, NAAC requests from NGFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by NAAC, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, NGFP, at its own expense, shall (a) (1)(a) either (i) provide to the Depositor the current Swap Financial Disclosure in Microsoft Word® or Microsoft Excel® format or (ii) provide written consent to the Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of the Depositor, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to NGFP or any entity that consolidates NGFP within five days of the release of any such updated Swap Financial Disclosure;, (b) secure another entity to replace NGFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (and which satisfies the [Rating Agency Condition]) and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (c) obtain a guaranty of NGFP’s obligations under this Agreement from an affiliate of NGFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the rating agencies then providing a rating of the Certificates and receive from each such rating agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

(iv) NGFP agrees that, in the event that NGFP provides Swap Financial Disclosure to NAAC in accordance with Part 11(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to NAAC in accordance with Part 11(iii)(c), it will indemnify and hold harmless NAAC, its respective directors or officers and any person controlling NAAC, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) NAAC shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of NAAC’s rights explicitly specified herein.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

NOMURA GLOBAL FINANCIAL PRODUCTS INC. By:___________________________________ Name: Title:
HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON BEHALF OF THE NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2006-WF1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-WF1

By: _________________________________
Name:
Title:

By: _____________________________________ Name: Title:

NON-NEGOTIABLE
[Letterhead of]
NOMURA SECURITIES CO., LTD.
GUARANTEE

WHEREAS Nomura Global Financial Products Inc. (“NGFP) a Delaware corporation is a party to an ISDA Master Agreement dated as of [_______________________], as modified, supplemented and amended in writing from time to time, including by all Confirmations evidencing Transactions entered into thereunder (collectively, the "Agreement"), with [__________________________] (the "Counterparty"); and

WHEREAS, Nomura Securities Co., Ltd. (“Nomura”) guarantees NGFP in the terms set out in this document,

WHEREAS, NGFP and the Counterparty have entered or plan to enter into one or more Transactions under the Agreement, each evidenced by a Confirmation; and

WHEREAS, NGFP may incur monetary, delivery and other obligations to the Counterparty under the Agreement;

NOW, THEREFORE, in order to induce the Counterparty to enter into, and in consideration of the Counterparty having entered into, the Agreement, Nomura undertakes as follows:

1. GUARANTEE

(A) Guarantee: Nomura hereby unconditionally and irrevocably guarantees the due and punctual payment or delivery of all monetary and delivery obligations of NGFP owing to the Counterparty under the Agreement (collectively, the "Obligations") promptly upon written demand made by the Counterparty to Nomura.

(B) Indemnity: Nomura agrees as a primary obligation to indemnify the Counterparty from time to time on demand from and against any loss incurred by the Counterparty as a result of the Obligations being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to the Counterparty, and the amount of such loss shall be the amount which the Counterparty would have otherwise been entitled to recover from NGFP. Nomura further agrees that any sums of money that are due under this Guarantee and which may not be recoverable from Nomura as a result of legal limitation on or disability or incapacity of Nomura or any other fact or circumstance, whether or not known to Nomura, shall be recoverable from Nomura on an indemnity basis, and Nomura shall for purposes of this Guarantee be deemed to be a principal debtor.

(C) Guarantor's Obligations: Nomura waives diligence, presentment, demand of payment from and protest to NGFP with respect to the Obligations and also waives notice of dishonor. The obligations of Nomura under this Guarantee shall not be discharged or impaired or otherwise affected by (i) the failure or delay of the Counterparty to assert any claim or demand or to enforce any right or remedy against NGFP, or any other indulgence or concession granted by the Counterparty to NGFP or (ii) any other act, event or omission that, but for this provision, would or might operate to discharge, impair or otherwise affect any of the obligations of Nomura herein contained or any of the rights, powers or remedies conferred upon the Counterparty by law.

(D) Guarantor as Principal Debtor: Nomura further agrees that this Guarantee constitutes a guarantee of payment when due and not of collection. Nomura waives any right to require that any resort be had by the Counterparty to any security held by or on behalf of the Counterparty for payment of the Obligations, or the Counterparty make demand, proceed or take any other steps against NGFP or any other person before claiming under the Guarantee, or, in the event that NGFP becomes subject to any bankruptcy, winding-up, administration, reorganization or similar proceeding, that the Counterparty file any claim relating to the Obligations.

(E) Waiver of Defenses: The obligations of Nomura under this Guarantee shall not be subject to any defense of set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any Obligations, or any other defense that constitutes a legal or equitable discharge or defense of a guarantor or surety in its capacity as such; provided that nothing herein shall limit the ability of Nomura to assert any right of set-off, deduction or counterclaim that NGFP or any Affiliate of NGFP is expressly entitled to assert under the Agreement.

(F) Guarantor's Obligations Continuing: The Guarantee is to be a continuing guarantee and accordingly shall remain in operation until such time as Counterparty receives from Nomura written notice of termination of this Guarantee and until all Obligations owing in respect of all Transactions entered into prior to such termination have been paid or satisfied. Nomura further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations or interest thereon is avoided, reduced, rescinded or must otherwise be restored or returned by the Counterparty upon the bankruptcy, insolvency, dissolution or reorganization of NGFP, and the Counterparty shall be entitled to recover the amount of any such payment from Nomura subsequently as if such settlement or discharge had not occurred.

(G) Guarantor's Right of Subrogation: Nomura shall be subrogated to all rights of the Counterparty against NGFP in respect of any amounts paid by or deliveries made by Nomura under this Guarantee; provided that Nomura shall not be entitled to receive any payments or deliveries arising out of, or based upon, such right of subrogation or any right of indemnity or other right until the payment of all moneys payable or delivery of all deliverables under this Guarantee have been made. If upon the bankruptcy, winding-up, administration, reorganization or similar proceeding of NGFP, any payment or distribution of assets of NGFP of any kind or character, whether in cash, property or securities, shall be received by Nomura before payment in full of all moneys payable or delivery of all deliverables under this Guarantee shall have been made to the Counterparty, Nomura will promptly following receipt thereof pay or deliver such payment or distribution to the Counterparty for application to any Obligations owing to the Counterparty, whether matured or un-matured.

2. NOTICES AND COMMUNICATION

Each notice or communication under this Guarantee shall be made and be effective as provided in Section 12 of the Agreement as though references in that Section to the Agreement were to this Guarantee and references to the Counterparty or NGFP were to the Counterparty or Nomura, respectively, provided that the address and telex number for Nomura shall be:

General Manager
Controller’s Department,
Nomura Securities Co., Ltd.
9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo, 103-8011 Japan

Telex: J22392   Answerback: NOMURASH

3. SUCCESSORS AND ASSIGNS

(A) This Guarantee shall be binding on Nomura and its successors and permitted assigns and shall benefit the Counterparty and the Counterparty’s successors and permitted assigns. Any reference to Nomura and Counterparty shall be construed accordingly.

(B) Nomura may not transfer all or part of its obligations under this Guarantee without the prior written consent of the Counterparty.

4. GROSS UP

All sums payable by Nomura hereunder shall be made in freely transferable, cleared and immediately available funds without any set-off, deduction or withholding unless such set-off, deduction or withholding is required by an applicable law, judicial or administrative decision, or practice of any relevant governmental authority, or by any combination thereof. If Nomura is so required to set-off, deduct or withhold then Nomura shall pay to the Counterparty, in addition to the payment to which the Counterparty is otherwise entitled hereunder, such additional amount as is necessary to ensure that the net amount actually received by the Counterparty (free and clear of any such set-off, deduction or withholding) will equal the full amount which the Counterparty would have received had no such set-off, deduction or withholding been required; provided, however, that Nomura will not be required to pay any additional amounts (i) in connection with any deduction or withholding in respect of which had NGFP made the payment in respect of which such deduction or withholding is or would have been required to have been made, NGFP would not have been required pursuant to Section 2(d)(i)(4) of the Agreement to pay additional amounts to the Counterparty, or (ii) to the extent that such additional amount would not be required to be paid but for the failure by the Counterparty to furnish any form, document or certificate that may be required or reasonably requested by Nomura in order to allow Nomura to make a payment under this Guarantee, or to allow Nomura to make a payment under or in respect of the Agreement or any Transaction on behalf of NGFP, without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form, document or certificate would not materially prejudice the legal or commercial position of the Counterparty).

5. REPRESENTATIONS

Nomura represents to the Counterparty that (i) Nomura has the corporate power to execute, deliver and perform this Guarantee, (ii) Nomura has taken all necessary action to authorize the execution, delivery and performance of this Guarantee, (iii) the execution, delivery and performance of this Guarantee by Nomura will not violate any provision of law applicable to Nomura, its articles of incorporation or any agreement to which Nomura is a party, (iv) no authorizations of, exemptions by and filings with any governmental or other authority are required to be obtained or made by Nomura with respect to this Guarantee and Nomura will use all reasonable efforts to obtain or make (and to maintain in full force and effect) any that may become necessary after the date of this Guarantee, and (v) this Guarantee constitutes the legal, valid and binding obligation of Nomura, enforceable against Nomura in accordance with its terms.

6. EXPENSES

Nomura will, on five business days’ notice in writing from the Counterparty, indemnify and hold harmless the Counterparty for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by the Counterparty by reason of the enforcement and protection of its rights under this Guarantee, including, but not limited to, cost of collection, provided, however, that Nomura shall not be liable for any expenses of the Counterparty if no payment is due under this Guarantee.

7. GOVERNING LAW

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law doctrine.

8. JURISDICTION

With respect to any suit, action or proceedings relating to this Guarantee ("Proceedings"), each of Nomura and the Counterparty, by its acceptance hereof, irrevocably:

(i)  submits to the jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.

(ii)   waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party; and

(iii)   waives its right to jury trial with respect to any obligation arising under, or in connection with, this Guarantee.

Nothing in this Guarantee precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

9. AGENT FOR SERVICE OF PROCESS

Nomura irrevocably appoints Nomura Securities International, Inc., Attention: General Counsel, 2 World Financial Center, Building B, 18th Floor, New York, New York 10281-1198, to receive, for it and on its behalf, service of process in any Proceedings. If for any reason Nomura Securities International Inc., is unable to act as such, Nomura will promptly notify the Counterparty and within 30 days appoint a substitute process agent acceptable to the Counterparty. Nomura irrevocably consents to service of process given in the manner provided for notices in Section 2 hereof. Nothing in this Guarantee will affect the right of the Counterparty to serve process in any other manner permitted by law.

10. GENERAL

(A) Section 8 (Contractual Currency) and Sections 9(a)-(d) and (f)-(g) (Miscellaneous) of the Agreement shall apply to this Guarantee and Nomura as though references in those Sections of the Agreement to the “Agreement” were to this Guarantee.

(B)  Italicized terms used but not defined herein have the respective meanings given to such terms in the Agreement. As used in this Guarantee, the term “business day” means a day on which commercial banks and foreign exchange markets settle payments both in Tokyo and in the financial center for the settlement currency.

IN WITNESS WHEREOF, Nomura has executed this Guarantee as of [____________________________].

NOMURA SECURITIES CO., LTD.

By:

Name: Title:

EXHIBIT X-1

FORM OF SERVICING CRITERIA

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit: Standard File Layout - Delinquency Reporting

Tab 1	Fields for Tab 1	Fields for Tab 2 thru Tab 7
Summary	Investor Number	CHL Loan No
	Portfolio Balance	Investor No
Tab 2	Loan Count	Investor Block No
Normal Servicing	Delinquencies	Investor Loan No
	30	Borrower Name
Tab 3	60	CoBorrower Name
DEL	90	State
	120	Original Balance
Tab 4	120+	Current Balance
BK	FC	Escrow Balance
	BK	Paid To Date
Tab 5	WO	No Days Delinquent
FC	REO	Next Due Date
	Totals	Status
Tab 6		Monthly Payment
WO		Delinquent Payment Balance
First Due Date
Tab 7		Date Mortgage Recorded
REO		Lien Position
Reason for Default
Property Condition
Occupancy Status
Refered to Attorney
FC Sale Date
Notice of Default
1st Legal Action
BPO Amount
BPO Dt
Bankruptcy Case No
Chapter No
Discharge Dt
Proof of Claim Filed
Motion Filed Dt
BK Filing Dt
BK Setup Dt
Hearing Dt
Confirmation Dt
Post Petition Payed to Dt
Investor Name
Warning Code
Lockout Code
Address
CityState

ZipCode
Appraisal Amount
Appraisal Date
MI Company
MI Covereage %
Original Loan Amount
Interest Rate
Servicing Fee
PI
Maturity_Date
Loan Term
Property Type
Original Purchase Price
Purpose of Loan
Borrower Social Security
Original FICO
ARM
MARGIN
Arm Index
ARM Rounding Feature
Next Interest Rate_Change
Rate Adjustment Cap
Lifetime Caps

EXHIBIT X-2

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit : Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
1.

2.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

3.        Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________
Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes  No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest